Exhibit 99.2
THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION
PART II OF THIS DOCUMENT COMPRISES AN EXPLANATORY STATEMENT IN COMPLIANCE WITH SECTION 897 OF THE COMPANIES ACT 2006. If you are in any doubt as to what action you should take, you are recommended to seek your own personal financial advice immediately from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser authorised under the Financial Services and Markets Act 2000, if you are resident in the United Kingdom, or, if not, from another appropriately authorised independent financial adviser.
If you have sold or otherwise transferred all of your BPP Shares, please send this document and the accompanying documents (but not the personalised Forms of Proxy) at once to the purchaser or transferee, or to the bank, stockbroker or other agent through whom the sale or transfer was effected, for delivery to the purchaser or transferee. However, these documents must not be forwarded, distributed or transmitted in, into or from any jurisdiction where to do so would violate the laws of that jurisdiction. If you have sold or otherwise transferred only part of your holding of BPP Shares you should retain these documents.
The distribution of this document and/or the accompanying documents (in whole or in part) in jurisdictions other than the United Kingdom may be restricted by the laws of those jurisdictions and therefore persons into whose possession this document comes should inform themselves about and observe any such restrictions. Failure to comply with any such restrictions may constitute a violation of the securities laws of any such jurisdiction.
A copy of this document will be published at www.bpp.com/ir/ not later than 12.00 noon (London time) on 23 June 2009 and will continue to be made available on that website during the Offer Period.

Recommended All Cash Offer
for
BPP HOLDINGS PLC
By
Apollo UK Acquisition Company Limited
(a wholly-owned subsidiary of Apollo Global, Inc.)
to be effected by means of a Scheme of Arrangement
under Part 26 of the Companies Act 2006

This document should be read as a whole, in conjunction with the accompanying documents. Your attention is drawn, in particular, to the letter from the Chairman of BPP in Part I of this document, which contains the unanimous recommendation of the BPP Directors that you vote in favour of the resolutions to be proposed at the Court Meeting and General Meeting referred to below. A letter from Hawkpoint Partners Limited explaining the Scheme appears in Part II of this document.
Notices of the Court Meeting and the General Meeting, both of which will be held at the offices of Macfarlanes LLP, at 20 Cursitor Street, London EC4A 1LT on 15 July 2009, are set out at the end of this document. The Court Meeting will start at 10.00 a.m. and the General Meeting at 10.15 a.m. (London time) (or as soon thereafter as the Court Meeting shall have been concluded or adjourned).
The action to be taken by BPP Shareholders in relation to the Meetings is set out on pages 2 and 3 and paragraph 14 of Part II of this document. It is very important that BPP Shareholders use their votes so that the Court can be satisfied that there is a fair and reasonable representation of their views.
Hawkpoint Partners Limited (“Hawkpoint”), which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for BPP and no-one else in connection with the Acquisition and this document and will not be responsible to anyone other than BPP for providing the protections afforded to clients of Hawkpoint, or for providing advice in relation to the Acquisition or the contents of, or any matter referred to in, this document.
Credit Suisse Securities (Europe) Limited (“Credit Suisse”), which is authorised and regulated in the United Kingdom by the Financial Services Authority in the United Kingdom, is acting for Apollo UK and Apollo Global and for no-one else in connection with the Acquisition and will not be responsible to any person other than Apollo UK or Apollo Global for providing the protections afforded to clients of Credit Suisse, nor for providing advice in relation to the Acquisition or the content of, or any matter referred to in, this document. Neither Credit Suisse nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Credit Suisse in connection with this document, any statement contained herein or otherwise.
Certain terms used in this document are defined in Part VII.

ACTION TO BE TAKEN
Voting at the Court Meeting and the General Meeting
The Scheme will require approval at a meeting of BPP Shareholders convened pursuant to an order of the Court to be held at the offices of Macfarlanes LLP, at 20 Cursitor Street, London EC4A 1LT at 10.00 a.m. (London time) on 15 July 2009. Implementation of the Scheme will also require approval of BPP Shareholders at the General Meeting to be held at the same place immediately thereafter.
BPP Shareholders entitled to attend and vote the Meetings are entitled to appoint a proxy to exercise all or any of their rights to attend, speak and vote at the Court Meeting and/or the General Meeting. A proxy need not be a BPP Shareholder.
It is important that, for the Court Meeting in particular, as many votes as possible are cast, so that the Court may be satisfied that there is a fair and reasonable representation of the opinion of BPP Shareholders. Whether or not you intend to attend the Court Meeting and/or the General Meeting, please sign and return your Forms of Proxy, or deliver your voting instructions by one of the other methods mentioned below, as soon as possible.
(a)	Sending Forms of Proxy by post or by hand

BPP Shareholders will find enclosed with this document a blue Form of Proxy for use in connection with the Court Meeting and a white Form of Proxy for use in connection with the General Meeting. Please complete and sign the enclosed Forms of Proxy in accordance with the instructions printed on them and return them, either by post or, during normal business hours only, by hand to Capita Registrars, Proxy Department, The Registry, 34 Beckenham Road, Beckenham, Kent, BR3 4TU, so that they are received as soon as possible and in any event not later than the relevant time set out below:
•	blue Forms of Proxy for the Court Meeting 10.00 a.m. (London time) on 13 July 2009

•	white Forms of Proxy for the General Meeting 10.15 a.m. (London time) on 13 July 2009 or, if in either case the Meeting is adjourned, the relevant Form of Proxy should be received not later than 48 hours before the time fixed for the adjourned Meeting. For your convenience, postage within the UK of the Forms of Proxy is pre-paid.

If the blue Form of Proxy for the Court Meeting is not returned by such time, it may be handed to a representative of Capita Registrars, on behalf of the chairman of the Court Meeting, at that Meeting and will still be valid. However, in the case of the General Meeting, the white Form of Proxy must be returned by the time mentioned above or it will be invalid.

BPP Shareholders are entitled to appoint a proxy in respect of some or all of their BPP Shares and may also appoint more than one proxy, provided that each proxy is appointed to exercise the rights attached to a different share or shares held by such holder. BPP Shareholders who wish to appoint more than one proxy in respect of their holding of BPP Shares should contact Capita Registrars for further Forms of Proxy.

Completion and return of a Form of Proxy will not prevent you from attending, speaking and voting in person at the Court Meeting, or any adjournment thereof, if you wish and are entitled to do so.

(b)	Corporate representatives

In order to facilitate voting by corporate representatives at the General Meeting and Court Meeting, arrangements will be put in place so that:
•	if a corporate shareholder has appointed the chairman of the relevant Meeting as its corporate representative with instructions to vote on a poll in accordance with the directions of all of the other corporate representatives for that shareholder at such Meeting, then on a poll those corporate representatives will give voting directions to the chairman and the chairman will vote (or withhold a vote) as corporate representative in accordance with those directions; and

•	if more than one corporate representative for the same corporate shareholder attends the relevant Meeting but the corporate shareholder has not appointed the chairman of such Meeting as its corporate representative, a designated corporate representative will be nominated, from those corporate representatives who attend, who will vote on a poll and the other corporate representatives will give voting directions to that designated corporate representative.
(c)	Further information about proxies and voting

Further information in relation to the appointment of proxies for and voting at the Meetings is set out in paragraph 14 of Part II of this document and in the notice of the Court Meeting and notes to the notice of the General Meeting set out at the end of this document and in the instructions printed on the Forms of Proxy.
Helpline
If you have any questions in relation to this document, the Meetings, or the completion and return of the Forms of Proxy, please telephone Capita Registrars between 9.00 a.m. and 5.00 p.m. (London time) Monday to Friday (except UK public holidays) on 0871 664 0321 from within the UK or +44 20 8639 3399 if calling from outside the UK. Calls to the 0871 664 0321 number cost 10 pence per minute (including VAT) plus your service provider’s network extras. Calls to the helpline from outside the UK will be charged at applicable international rates. Different charges may apply to calls from mobile telephones and calls may be recorded and randomly monitored for security and training purposes. The helpline cannot provide advice on the merits of the Scheme nor give any financial, legal or tax advice.

IMPORTANT NOTICES
The distribution of this document and/or the accompanying documents (in whole or in part) in jurisdictions other than the United Kingdom may be restricted by law and therefore persons into whose possession this document comes should inform themselves about, and observe, any applicable legal and regulatory requirements. Any failure to comply with any applicable requirements may constitute a violation of the securities laws of any such jurisdiction. Further details in relation to Overseas Shareholders are contained in paragraph 13 of Part II of this document.
Neither this document nor the accompanying documents are intended to, and do not, constitute an offer to sell or issue, or a solicitation of an offer to buy or subscribe for, shares or other securities, or a solicitation of any vote or approval in any jurisdiction in which such offer or solicitation is unlawful. This document and the accompanying documents have been prepared for the purposes of complying with English law, the Listing Rules and the City Code and the information disclosed may not be the same as that which would have been disclosed if this document and the accompanying documents had been prepared in accordance with the laws of any jurisdictions outside the United Kingdom. Nothing in this document should be relied upon for any other reason.
This document and, in particular, the letter from the Chairman of BPP in Part I and the Explanatory Statement in Part II of this document, have been prepared solely to assist BPP Shareholders in deciding how to vote on the Scheme. The summary of the principal provisions of the Scheme contained in this document is qualified in its entirety by reference to the Scheme itself, the full text of which is set out in Part VI of this document. BPP Shareholders are urged to read and consider carefully the text of the Scheme itself.
BPP Shareholders in the United States should note that the Acquisition relates to the shares of a UK company and will be governed by English law. Neither the proxy solicitation nor the tender offer rules under the US Securities Exchange Act 1934 will apply to the Scheme. Moreover, the Scheme will be subject to the disclosure requirements and practices applicable in the United Kingdom to schemes of arrangement, which differ from the disclosure requirements of the US proxy solicitation rules and tender offer rules. Financial information included in the relevant documentation has been prepared in accordance with accounting standards applicable in the UK that may not be comparable to financial information of US companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the United States. If Apollo UK or Apollo Global (with the consent of the Panel) exercises its right to implement the acquisition of the BPP Shares by way of a contractual takeover offer, such offer, if made into the United States, will be made in compliance with applicable US tender offer and securities laws and regulations.
No person has been authorised to make any representation(s) on behalf of BPP, Apollo UK or Apollo Global concerning the Acquisition, the Scheme or any related matter which are inconsistent with the statements contained in this document.
BPP Shareholders should not construe anything contained in this document as legal, financial or tax advice and should consult their own professional advisers for any such advice.
The statements contained herein are made as at the date of this document, unless some other time is specified in relation to them, and service of this document shall not give rise to any implication that there has been no change in the facts set forth herein since such date. Nothing contained herein shall be deemed to be a forecast, projection or estimate of the future financial performance of BPP, Apollo UK or Apollo Global except where otherwise stated.
Forward looking statements
This document contains statements about BPP, Apollo UK and Apollo Global that are or may be forward looking statements. All statements other than statements of historical facts included in this document may be forward looking statements. Without limitation, any statements preceded or followed by or that include the words “targets”, “plans”, “believes”, “expects”, “aims”, “intends”, “will”, “may”, “anticipates”, “estimates”, “projects” or words or terms of similar substance or the negative thereof are forward looking statements. Forward looking statements include statements relating to the following: (i) future capital expenditures, expenses, revenues, earnings, synergies, economic performance, indebtedness, financial condition, dividend policy, losses and future prospects; (ii) business and management strategies and the expansion and growth of BPP’s, Apollo UK’s and Apollo Global’s operations and potential synergies resulting from the Acquisition; and (iii) the effects of government regulation on BPP’s, Apollo UK’s or Apollo Global’s business.
Such forward looking statements involve risks and uncertainties that could significantly affect expected results and are based on certain key assumptions. Many factors could cause actual results to differ materially from those projected or implied in any forward looking statements. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward looking statements, which speak only as of the date hereof. BPP, Apollo UK and Apollo Global disclaim any obligation to update any forward looking or other statements contained herein, except as required by applicable law.
Electronic communications
Addresses, electronic addresses and certain other information provided by BPP Shareholders, persons with information rights and other relevant persons for the receipt of communications from BPP will be provided to Apollo UK and Apollo Global during the Offer Period as required under Section 4 of Appendix 4 to the City Code.
Dealing disclosure requirements
Under the provisions of Rule 8.3 of the City Code, if any person is, or becomes, “interested” (directly or indirectly) in one per cent. or more of any class of “relevant securities” of BPP, all “dealings” in any “relevant securities” of BPP (including by means of an option in respect of, or a derivative referenced to, any such “relevant securities”) must be publicly disclosed by no later than 3.30 p.m. (London time) on the business day in London following the date of the relevant transaction. This requirement will continue until the date on which the Scheme becomes effective or lapses, or on which the “Offer Period” otherwise ends. If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire an “interest” in “relevant securities” of BPP, they will be deemed to be a single person for the purpose of Rule 8.3.
Under the provisions of Rule 8.1 of the City Code, all “dealings” in “relevant securities” of BPP by BPP, Apollo UK or Apollo Global, or by any of its “associates”, must be disclosed by no later than 12.00 noon (London time) on the London business day following the date of the relevant transaction.
A disclosure table, giving details of the companies in whose “relevant securities” “dealings” should be disclosed, and the number of such securities in issue, can be found on the Panel’s website at www.thetakeoverpanel.org.uk.
“Interests in securities” arise, in summary, when a person has a long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an “interest” by virtue of the ownership or control of securities or by virtue of any option in respect of, or derivative referenced to, securities.
Terms in quotation marks are defined in the City Code, which can also be found on the Panel’s website. If you are in any doubt as to whether or not you are required to disclose a “dealing” under Rule 8, you should consult the Panel.
The date of posting of this document: 22 June 2009

INCORPORATION OF INFORMATION BY REFERENCE
The following information in the following documents, all of which has been announced through a Regulatory Information Service and is available free of charge on BPP’s website at www.bpp.com/ir/, is incorporated into this document by reference:
(a)	pages 50 and 52 to 89 of the BPP Annual Report and Accounts for the year ended 31 December 2008;

(b)	pages 43 and 47 to 84 of the BPP Annual Report and Accounts for the year ended 31 December 2007;

(c)	pages 42 and 46 to 89 of the BPP Annual Report and Accounts for the year ended 31 December 2006; and

(d)	the Interim Management Statement dated 30 April 2008.
BPP will send within two business days, without charge, to each person to whom a copy of this document has been sent, on their request, a copy of any documents incorporated by reference in this document. Requests should be addressed to Capita Registrars, The Registry, 34 Beckenham Road, Beckenham, Kent, BR3 4TU or made by telephoning the shareholder helpline between 9.00 a.m. and 5.00 p.m. (London time) Monday to Friday (except UK public holidays) on 0871 664 0321 from within the UK or +44 20 8639 3399 if calling from outside the UK. Calls to the 0871 664 0321 number cost 10 pence per minute (including VAT) plus your service provider’s network extras. Calls to the helpline from outside the UK will be charged at applicable international rates. Different charges may apply to calls from mobile telephones and call may be recorded and randomly monitored for security and training purposes. The helpline cannot provide advice on the merits of the Scheme nor give any financial, legal or tax advice.

TABLE OF CONTENTS

		Page

ACTION TO BE TAKEN		2

EXPECTED TIMETABLE OF PRINCIPAL EVENTS		8

PART I	LETTER FROM THE CHAIRMAN OF BPP HOLDINGS PLC	9
1	Introduction	9
2	Summary of the Acquisition	9
3	Background to and reasons for recommending the Acquisition	10
4	Irrevocable Undertakings	11
5	Management, employees and locations	11
6	BPP Share Schemes	11
7	Information on BPP	11
8	Current trading and prospects	12
9	Inducement Fee Letter and Implementation Agreement	12
10	United Kingdom taxation	13
11	Action to be taken	13
12	Further information	13
13	Recommendation	13

PART II	EXPLANATORY STATEMENT	14
1	Introduction	14
2	Summary of the terms of the Acquisition	14
3	Information on BPP and current trading and prospects	15
4	Information on Apollo Global, Apollo UK and Apollo Group	15
5	Background to and reasons for the Acquisition	16
6	Financing of the Acquisition and cash confirmation	17
7	The BPP Directors and the effect of the Scheme on their interests	17
8	BPP Share Schemes	18
9	Structure of the Acquisition	19
10	Delisting of BPP Shares	22
11	Settlement	23
12	United Kingdom taxation	23
13	Overseas Shareholders	24
14	Action to be taken	25
15	Further information	26

PART III	CONDITIONS TO THE IMPLEMENTATION OF THE SCHEME AND THE ACQUISITION	27

PART IV	FINANCIAL INFORMATION ON BPP GROUP	34

PART V	ADDITIONAL INFORMATION	36

PART VI	THE SCHEME OF ARRANGEMENT	49

PART VII	DEFINITIONS	53

PART VIII	NOTICE OF COURT MEETING	58

PART IX	NOTICE OF GENERAL MEETING	60

EXPECTED TIMETABLE OF PRINCIPAL EVENTS
All times shown are London times.

2009

Latest time for lodging Forms of Proxy for:
Court Meeting (blue form)	10.00 a.m. on 13 July(1)
General Meeting (white form)	10.15 a.m. on 13 July(1)
Voting Record Time	6:00 p.m. on 13 July(2)
Court Meeting	10.00 a.m. on 15 July
General Meeting	10.15 a.m. on 15 July(3)

The following dates are subject to change; please see note (4) below

Court Hearing (to sanction the Scheme and confirm the Capital Reduction)	29 July(4)
Last day of dealings in BPP Shares	29 July(4)
Scheme Record Time	11:59 p.m. on 29 July(4)

Effective Date of the Scheme	30 July(4)

Latest date for dispatch of cheques/settlement through CREST	14 days after the Effective Date

Cancellation of listing of BPP Shares	8.00 a.m. on 20 August(4)
The Court Meeting and the General Meeting will both be held at the offices of Macfarlanes LLP, at 20 Cursitor Street, London EC4A 1LT on 15 July 2009.

Notes:

(1)	The blue Form of Proxy for the Court Meeting, if not lodged by the time stated above, may be handed to a representative of Capita Registrars, on behalf of the chairman of the Court Meeting, at that Meeting. However, in order to be valid, the white Form of Proxy must be lodged no later than 10.15 a.m. on 13 July 2009 (or, if the General Meeting is adjourned, 48 hours before the time fixed for the adjourned Meeting). Please see “Action to be taken” on pages 2 and 3.

(2)	If either the Court Meeting or the General Meeting is adjourned, the Voting Record Time for the relevant adjourned Meeting will be 6:00 p.m. on the second day before the day set for such adjourned Meeting.

(3)	To commence at 10.15 a.m. or, if later, immediately after the conclusion or adjournment of the Court Meeting.

(4)	These times and dates are indicative only and will depend on, amongst other things, whether and when the Conditions are satisfied or (where applicable) waived and the date upon which the Court sanctions the Scheme and confirms the associated Capital Reduction. If the expected date of the Court Hearing is changed, BPP will give adequate notice of the changes by issuing an announcement through a Regulatory Information Service.

PART I
LETTER FROM THE CHAIRMAN OF BPP HOLDINGS PLC
BPP Holdings plc
(registered in England and Wales No. 1245304)

Directors		Registered office:
David Sugden	Chairman	BPP House
Roger Siddle	Chief Executive	Aldine Place
Saieem Hussain	Executive Director	142-144 Uxbridge Road
Michael Kirkham	Non-Executive Director	London
Carl Lygo	Executive Director	W12 8AW
Dr Nicola Nicholls	Non-Executive Director
Chris Ross-Roberts	Executive Director
John Warren	Non-Executive Director
22 June 2009
To:	BPP Shareholders and, for information only, to persons with information rights and participants in the BPP Share Schemes
Dear Shareholder,
Recommended all cash offer for BPP by Apollo UK, a wholly-owned subsidiary of Apollo Global
1	Introduction
On 29 April 2009, BPP announced that it had received a preliminary approach from Apollo Global which may or may not lead to an offer. On 8 June 2009, the BPP Directors and the Apollo UK Directors announced that they had reached agreement on the terms of a recommended all cash offer for the entire issued and to be issued ordinary share capital of BPP by Apollo UK, a newly-incorporated wholly-owned subsidiary of Apollo Global, at a price of 620 pence per BPP Share. Apollo UK has been formed for the purpose of making the Acquisition. The Acquisition is to be effected by means of a scheme of arrangement under Part 26 of the Companies Act 2006.
I am writing to you on behalf of the BPP Directors to explain the background to and detailed terms of the Acquisition, to encourage you to vote at the Meetings to be held on 15 July 2009, and to explain why the BPP Directors are unanimously recommending that BPP Shareholders vote at those Meetings in favour of the resolutions necessary to carry out the Acquisition.
2	Summary of the Acquisition
The Acquisition is to be implemented by means of a scheme of arrangement under Part 26 of the Companies Act 2006, which requires the approval of BPP Shareholders at the Court Meeting and General Meeting and the sanction of the Court.
Under the terms of the Scheme, which is subject to the satisfaction (or, where applicable, waiver) of the Conditions and to the further terms set out in Part III of this document, the holders of Scheme Shares at the Scheme Record Time will be entitled to receive:
for each BPP Share                    620 pence in cash

The terms of the Acquisition value the entire issued and to be issued ordinary share capital of BPP at approximately £303.5 million. The price represents a premium of:
•	69.9 per cent. to the Closing Price of 365 pence for each BPP Share on 28 April 2009, the last business day prior to the date that BPP announced it was in talks with Apollo Global that may or may not lead to an offer at 620 pence per BPP Share (being the last business day before the commencement of the Offer Period);

•	82.1 per cent. to the average Closing Price of 340.5 pence for each BPP Share over the three months prior to 28 April 2009, the last business day prior to the date that BPP announced it was in talks with Apollo Global that may or may not lead to an offer at 620 pence per BPP Share; and

•	9.3 per cent. to the Closing Price of 567 pence for each BPP Share on 5 June 2009, the last business day prior to the Announcement.
If the Scheme becomes effective, all of the Scheme Shares will be cancelled and reissued to Apollo UK. BPP will thus become a wholly-owned subsidiary of Apollo UK.
It is currently expected that (subject to the satisfaction or, as the case may be, waiver of the Conditions) the Effective Date will be on or about 30 July 2009, although this date will depend on, among other things, the date of the Court Hearing.
If the Scheme becomes effective, it will be binding on all Scheme Shareholders, irrespective of whether or not they attend or vote at the Court Meeting and/or the General Meeting. Further details of the Scheme, including the arrangements for settlement of the consideration payable to Scheme Shareholders, are set out in the Explanatory Statement contained in Part II of this document.
Subject to satisfaction of all relevant Conditions, application will be made to the UKLA for the listing of the BPP Shares on the Official List to be cancelled and to the London Stock Exchange for such shares to cease to be admitted to trading on its main market for listed securities, in each case as at 8.00 a.m. (London time) on 20 August 2009. Delisting will occur at that time in order to potentially secure beneficial tax treatment for certain participants in the BPP Share Schemes and for BPP.
3	Background to and reasons for recommending the Acquisition
Although the BPP Board believes that BPP would have a strong future as an independent business, in assessing whether the terms of the Acquisition are fair and reasonable, it considers that the Acquisition represents an opportunity for BPP Shareholders to realise the entire value of their investment at an attractive premium to the current market value of BPP, as set out in paragraph 2 above.
In addition, the BPP Board considers that the form of consideration being offered by Apollo Global provides all BPP Shareholders with the ability to crystallise fully the value of their investment at a time of general economic uncertainty.
Furthermore, the BPP Board believes that the terms of the Acquisition fairly reflect the current market position of BPP’s business, its past performance to date and its prospects.

4	Irrevocable Undertakings
Apollo UK has received irrevocable undertakings to: (i) vote in favour of the Acquisition at the Court Meeting; (ii) vote in favour of the resolutions required to implement the Acquisition to be proposed at the General Meeting; and (iii) if the Acquisition is subsequently structured as a takeover offer, accept any potential recommended takeover offer made by Apollo Global, from all of the BPP Directors who have a beneficial holding of BPP Shares in respect of their entire beneficial interest, amounting to an aggregate of 48,156 BPP Shares, representing approximately 0.1 per cent of BPP’s existing issued share capital. The BPP Directors who have given such irrevocable undertakings are as follows:

Number of
BPP Shares
David Sugden	19,500
Carl Lygo	17,412
Nicola Nicholls	6,334
Saieem Hussain	2,530
Michael Kirkham	2,380

Total	48,156

The undertakings shall lapse, inter alia, if the BPP Board withdraws its recommendation of the Acquisition.
Further details of these undertakings, including details of the circumstances in which they will cease to be binding, are set out in paragraph 5 of Part V of this document.
5	Management, employees and locations
Apollo Global recognises the significant achievements of the management team and employees of BPP in developing the BPP business, and attaches great importance to their skills and experience. They will be integral to the success of the Acquisition and Apollo Global believes that they will benefit from greater opportunities within the combined organisation. Apollo Global intends to support them fully in developing BPP’s business in future.
Apollo Global has given the BPP Board assurances that, following completion of the Acquisition, the existing employment terms of both management and employees of BPP will be fully safeguarded. Apollo Global intends to retain BPP’s key employees and foresees no significant changes to the primary conditions of employment of BPP’s current employees or the principal locations of BPP’s business.
6	BPP Share Schemes
Appropriate proposals will be made to holders of options/awards under the BPP Share Schemes. Full details of these proposals will be set out in separate letters which are to be sent to them in due course.
Further information about the effect of the Acquisition on options and awards outstanding under the BPP Share Schemes is set out in paragraph 8 of Part II of this document.
7	Information on BPP
BPP is a leader in the provision of professional education and training, developing careers by helping people to attain and build on professional qualifications.
BPP provides its training and professional education through three separate operating divisions: BPP Professional Education, BPP College of Professional Studies and Mander Portman Woodward (premium independent fifth and sixth form colleges).
For the financial year ended 31 December 2008, BPP reported profit on ordinary activities before taxation of £19.6 million (2007: £18.5 million) on turnover of £165.5 million (2007: £150.0 million). Net assets as at 31 December 2008 were £14.9 million (31 December 2007: £16.1 million). 14 per cent. of revenues in 2008 were generated from outside the UK (2007: 14 per cent.).

8	Current trading and prospects
On 30 April 2009, BPP released its Interim Management Statement in which the Chairman stated that:
“We are pleased to report a good start to the year continuing the progress achieved in 2008. Group revenue for the quarter to 31 March 2009 was £42.0 million, 4 per cent. ahead of the same period last year. As expected, the performance improvement initiatives launched in 2008 are starting to have an impact.
The performance of the business in the first quarter has been broadly in line with the trends we outlined at the time of our full year results announcement in March.
Our core Examinations and Law School businesses continue to perform well, benefiting from their significant pipeline of multi year programme students and premium market positions. As highlighted in our preliminary announcement in March 2009, although they only constitute a small part of our business, revenues directly exposed to the Financial Services sector and other short term discretionary courses have continued to weaken. Our focus on margins and cost control remains strong and to date we have been able to improve our margin.
The second half of the year is always an important period for our business when our Law, MPW and Accountancy Examinations businesses take on significant new enrolments. Whilst historically these enrolments have proved resilient in difficult economic circumstances, it is difficult to predict what impact, if any, current economic conditions may have on the business in the short to medium term.
The performance improvement action programmes resulting from our Full Potential Review are being implemented with an ongoing benefit to margins. One of these is the installation of our new integrated system for managing delivery of our services from customer booking through to delivery, invoicing and accounting. We have successfully implemented our new financial general ledger system. The front end customer system has not yet achieved the user testing standards we require to ensure that it will work faultlessly during our peak booking season in August and September. Consequently, we have taken the decision not to go fully live with this system until after the peak booking period to avoid putting at risk the substantial revenue generated during this time. This delay will mean that £1m of benefits expected to be realised in 2009 will not now be realised until next year. Despite this delay we remain confident that this system will fully deliver the expected benefits in 2010.
We are, however, maintaining our focus on performance improvement and the key programmes identified by our Full Potential Review and are confident that, by executing on our clear priorities, we will continue to deliver sustainable long term growth for our shareholders.”
There has been no material change in the trading or prospects for BPP since that date.
9	Inducement Fee Letter and Implementation Agreement
BPP and Apollo Global entered into the Inducement Fee Letter on 29 April 2009. The Inducement Fee Letter includes BPP’s agreement to pay to Apollo Global, in certain circumstances, an inducement fee of one per cent. of the value of the Acquisition (inclusive of any unrecoverable VAT), calculated on a fully diluted basis.
BPP, Apollo UK and Apollo Global also entered into the Implementation Agreement on 7 June 2009. It contains certain assurances in relation to the implementation of the Scheme and certain further agreements and confirmation between the parties, including provisions intended to further the implementation of the Scheme as soon as reasonably practicable.
Further details of the Inducement Fee Letter and the Implementation Agreement, including details of the inducement fee arrangements and the circumstances in which the Implementation Agreement may be terminated, are set out in paragraphs 7.1 and 7.2 of Part V of this document.

10	United Kingdom taxation
A summary of the certain UK tax consequences of the Scheme is set out in paragraph 12 of Part II of this document. This summary is intended as a general guide only and if you are in any doubt as to your tax position, or if you are subject to taxation in any jurisdiction other than the UK, you should consult an appropriate independent professional tax adviser.
11	Action to be taken
Your attention is drawn to pages 2 and 3 and paragraph 14 of Part II of this document, which explain the actions you should take in respect of voting on the Acquisition.
Overseas Shareholders should refer to paragraph 13 of Part II of this document for important information.
12	Further information
I draw your attention to the Explanatory Statement set out in Part II of this document, the full terms of the Scheme set out in Part VI, the additional information set out in Part V and the Notices of the Meetings in Part VIII and Part IX of this document.
You should read the whole of this document and not rely solely on the information contained in this letter or the Explanatory Statement.
13	Recommendation
The BPP Board, which has been so advised by Hawkpoint, considers the terms of the Acquisition to be fair and reasonable. In providing its advice to the BPP Board, Hawkpoint has taken into account the commercial assessments of the BPP Board.
The BPP Board considers that the Acquisition is in the best interests of BPP Shareholders as a whole. Accordingly, the BPP Board unanimously recommends that BPP Shareholders vote in favour of the resolutions to be proposed at the Court Meeting and the General Meeting, as the Shareholder Directors have irrevocably undertaken to do (or directed to be done) in respect of their entire beneficial holdings of BPP Shares amounting to, in aggregate, 48,156 BPP Shares, representing approximately 0.1 per cent. of the existing issued share capital of BPP.
Yours faithfully,
David Sugden
Chairman

PART II
EXPLANATORY STATEMENT
(in compliance with section 897 of the Companies Act 2006)
22 June 2009
To:	BPP Shareholders and, for information only, to persons with information rights and participants in the BPP Share Schemes
Dear Shareholder,
Recommended all cash offer for BPP by Apollo UK, a wholly-owned subsidiary of Apollo Global
1	Introduction
On 29 April 2009, BPP announced that it had received a preliminary approach from Apollo Global which may or may not lead to an offer. On 8 June 2009, the BPP Directors and the Apollo UK Directors announced that they had reached agreement on the terms of a recommended all cash offer for the entire issued and to be issued ordinary share capital of BPP by Apollo UK at a price of 620 pence per BPP Share. Apollo UK has been formed for the purposes of making the Acquisition. The Acquisition is to be effected by means of a scheme of arrangement under Part 26 of the Companies Act 2006.
Your attention is drawn to the letter from the Chairman of BPP, set out in Part I of this document, which forms part of this Explanatory Statement. That letter explains why the BPP Board, which has been so advised by Hawkpoint, considers the terms of the Acquisition to be fair and reasonable and why the BPP Board recommends that you vote in favour of the resolutions to approve and implement the Scheme which will be proposed at the Court Meeting and General Meeting to be held on 15 July 2009 as the Shareholder Directors have irrevocably undertaken to do (or directed to be done) in respect of their entire beneficial holdings of BPP Shares amounting to, in aggregate, 48,156 BPP Shares, representing approximately 0.1 per cent. of the existing issued share capital of BPP.
The BPP Board has been advised by Hawkpoint in connection with the Acquisition and the Scheme and in providing advice to the BPP Board, Hawkpoint has taken into account the commercial assessment of the BPP Board. Hawkpoint has been authorised by the BPP Board to write to you to set out the terms of the Acquisition and to provide you with other relevant information. The terms of the Scheme are set out in full in Part VI of this document. Your attention is also drawn to the other parts of this document all of which form part of this Explanatory Statement.
Statements made or referred to in this letter regarding Apollo Global’s and/or Apollo UK’s reasons for the Acquisition, information concerning the business of the Wider Apollo Global Group, and/or intentions or expectations concerning the Wider Apollo Global Group reflect the views of the Apollo Global Directors and Apollo UK Directors. Statements made or referred to in this letter regarding the background to and reasons for the recommendation of the BPP Board, information concerning the business of the BPP Group, and/or intentions or expectations of or concerning the BPP Group, reflect the views of the BPP Board.
2	Summary of the terms of the Acquisition
Under the terms of the Scheme, which is subject to the satisfaction (or, where applicable, waiver) of the Conditions and to the further terms set out in Part III of this document, the holders of Scheme Shares at the Scheme Record Time will be entitled to receive:
for each BPP Share                    620 pence in cash

The terms of the Acquisition value the entire issued and to be issued ordinary share capital of BPP at approximately £303.5 million. The price represents a premium of:
•	69.9 per cent. to the Closing Price of 365 pence for each BPP Share on 28 April 2009, the last business day prior to the date that BPP announced it was in talks with Apollo Global that may or may not lead to an offer at 620 pence per BPP Share (being the last business day before the commencement of the Offer Period);

•	82.1 per cent. to the average Closing Price of 340.5 pence for each BPP Share over the three months prior to 28 April 2009, the last business day prior to the date that BPP announced it was in talks with Apollo Global that may or may not lead to an offer at 620 pence per BPP Share; and

•	9.3 per cent. to the Closing Price of 567 pence for each BPP Share on 5 June 2009, the last business day prior to the Announcement.
The Scheme will not become effective unless all the Conditions set out in Part III are satisfied or, if permitted, waived by 30 November 2009.
3	Information on BPP and current trading and prospects
Information on BPP and its current trading and prospects is set out in paragraphs 7 and 8 of Part I of this document. Further information on BPP is incorporated by reference in Part IV and set out in the relevant paragraphs of Part V of this document.
4	Information on Apollo Global, Apollo UK and Apollo Group
Apollo UK
Apollo UK was incorporated in England and Wales as a private limited company with registered number 6920380 on 1 June 2009. Apollo UK has been formed for the purposes of making the Acquisition and has not traded since incorporation, nor has it entered into any obligations other than in connection with the Acquisition. The authorised share capital of Apollo UK as at 19 June 2009 being the last practicable date prior to the posting of this document was £1,000, divided into 1,000 ordinary shares of £1.00 each, of which two shares have been issued and are owned by Apollo Global.
Further information about Apollo UK, including a list of directors, is set out in paragraphs 2.5 and 2.6 of Part V of this document.
Apollo Global
Apollo Global, a joint venture formed in 2007, is 80.1 per cent. owned by Apollo Group and 19.9 per cent. owned by private equity firm The Carlyle Group. Apollo Global was formed with the intention of making a range of investments in the international education services sector.
Subject to the terms of the Apollo Global joint venture documents governing the relationship between Apollo Group and The Carlyle Group, Apollo Group has agreed to commit up to US$801 million in cash or contributed assets to Apollo Global and The Carlyle Group has agreed to commit up to US$199 million in cash or contributed assets to Apollo Global. The fiscal year 2008 revenue for Apollo Global was US$13.4 million.
In the third and fourth quarters of fiscal year 2008, Apollo Global completed its first two acquisitions, Universidad de Artes, Ciencias y Comunicación (“UNIACC”) and related entities on March 28, 2008, and Universidad Latinoamericana, S.C. (“ULA”) and its related entity on August 4, 2008. Apollo Global purchased 100 per cent. of UNIACC for cash, assumed debt, and a future payment based on a multiple of earnings and a 65 per cent. ownership interest in ULA for cash and assumed debt.
Further information about Apollo Global, including a list of directors, is set out in paragraphs 2.3 and 2.4 of Part V of this document.

Apollo Group
Apollo Group has been an education provider for more than 30 years. Through its subsidiaries, the University of Phoenix, the Institute for Professional Development, the College for Financial Planning, Western International University and Meritus University, Apollo Group has established itself as a leading provider of higher education programmes in the United States primarily by focusing on meeting the needs of the working adult.
5	Background to and reasons for the Acquisition
Apollo Global was formed in 2007 with the intention of making a range of investments in the international education services sector, primarily in countries outside the US with attractive demographic and economic growth characteristics.
Apollo Global believes that the opportunities provided by the UK education market and BPP’s leading brand, together with the depth and breadth of talent of BPP’s management team and employee base, make BPP an attractive investment. Apollo Global has noted BPP’s growth profile along with its ability to enter new markets and consistently expand its course offerings.
Acquisition Rationale
The UK is an attractive market for Apollo Global. Student participation rates in both the professional and legal markets have steadily increased over time as employment opportunities in these sectors have increased. Additionally, the overall penetration rates of higher education amongst school age students have seen a steady increase and are expected to continue over time. Based largely upon the strong international reputation of UK degrees, the UK is the second largest market in the world for international students pursuing higher education qualifications. International student mobility is anticipated to continue to increase, benefiting the UK market.
The UK is also experiencing growth in the market for online educational programmes as evidenced by growth in online graduate business enrolments. Apollo Global expects that there will be increasing demand for flexible study options from working adults as well as traditional higher and secondary education students in the UK.
BPP’s focus on academic quality and student outcomes has allowed it to maintain a high quality reputation amongst employers and consumers. BPP’s Professional Education businesses, its Law School and the recently established Business School are well positioned to take advantage of the opportunities provided in the market.
Benefits to BPP
Apollo Global is expected to have a significant impact on the operations and educational offerings of BPP. Apollo Group has more than 30 years’ experience delivering a broad range of educational programmes and curricula through various modalities.
Apollo Group has significant expertise in the development, management and delivery of both online and campus-based education. Online education has become an increasingly important delivery mechanism throughout the world as it provides greater access and flexibility for students. Apollo Group believes it is a global leader in the delivery of online education today and can assist BPP in its efforts to develop this modality further in the UK and other markets.
Apollo Group has historically focused on delivering educational solutions for the working adult. These include, but are not limited to, robust student services and support, online and on-campus course options, flexible schedules and access to significant learning resources designed around the needs of professionals. Apollo Group believes that it can assist BPP in further developing this market segment which is central to Apollo Group’s strategy.

Additionally, through its Insight Schools Unit, Apollo Group participates in the US High School market (14-18 year-old age group). Insight Schools offers curriculum and administrative services to public schools to operate full-time online programmes. Currently Insight Schools serves students in 10 states in the US. Apollo Group believes that it is in a unique position to assist BPP in further growing and developing its schools business in a variety of ways.
Apollo Global appreciates the importance of the key safeguards which ensure that high quality education and training are provided to BPP’s customers, and plans to uphold the integrity and quality of the educational products at BPP. Apollo is committed to supporting the key processes and procedures put in place to safeguard delivery of BPP’s educational programmes, especially the independent Academic Council for the College and understands the need to comply with the various applicable external educational and training regulatory frameworks.
Benefits to Apollo Global
The acquisition of BPP would provide Apollo Global with access to life-long learning products in the professional education sector. It would establish a significant UK and pan-European platform for Apollo Global, enabling it to expand the range of advanced degrees and cross-border educational opportunities it offers its students.
6	Financing of the Acquisition and cash confirmation
The Acquisition will be funded by cash provided by Apollo Global.
As required by the City Code, Credit Suisse, as financial adviser to Apollo UK, has confirmed that it is satisfied that sufficient resources are available to Apollo UK to satisfy in full the cash consideration payable to BPP Shareholders under the terms of the Acquisition.
7	The BPP Directors and the effect of the Scheme on their interests
Details of the interests of the BPP Directors in the share capital of BPP, and options and awards in respect of such share capital, are set out in paragraph 4.2 of Part V of this document. BPP Shares held by the BPP Directors will be subject to the Scheme.
As outlined in paragraph 4 of Part I, the Shareholder Directors have undertaken to vote their BPP Shares in favour of the resolutions to be proposed at the General Meeting and the Court Meeting.
Particulars of the service contracts (including termination provisions) and letters of appointment of the BPP Directors are set out in paragraph 8 of Part V of this document. No amendments to such service contracts or letters of appointment have been agreed in connection with the Acquisition.
No agreement or undertaking has been reached as to the position of the BPP Directors once the Scheme becomes effective.
The effect of the Scheme on the options and awards held by the BPP Directors and other participants in the BPP Share Schemes is summarised in paragraph 8 of this Part II.
Save as set out below, the effect of the Scheme on the interests of the BPP Directors does not differ from its effect on the like interests of any other person.
For regulatory reasons connected with the current transaction BPP was unable to grant the awards which the Remuneration Committee had resolved should be made to the BPP Executive Directors under the BPP Share Schemes for the current financial year (the “2009 Awards”). It is therefore proposed to pay to such BPP Executive Directors upon the Scheme becoming effective a cash amount equal to the amount which they would have realised had BPP been able to grant the 2009 Awards at the normal time. The aggregate amount of the payments is £740,252 (which assumes the Scheme become effective on 30 July 2009 as currently expected). Further details of these payments are set out in paragraph 4.2(b) of Part V of this document.

In recognition of the satisfaction of certain of the targets set for them, BPP also proposes to pay out an amount in respect of the BPP Executive Directors’ discretionary annual bonuses upon the Scheme becoming effective. The amount payable is equal to 50 per cent of their maximum bonus opportunity. The aggregate amount of these accelerated bonus payments is £372,844. Further details of these payments are set out in paragraph 8.2(b) of Part V of this document.
In addition, an aggregate payment of £244,500 retained by BPP from the BPP Executive Directors’ annual bonuses for the previous financial year will be released to them. Further details of this payment are set out in paragraph 8.2(b) of Part V of this document.
8	BPP Share Schemes
The terms of the Scheme, if it becomes effective, will bind all BPP Shareholders, including persons acquiring BPP Shares prior to the Scheme Record Time under the terms of the BPP Share Schemes.
Appropriate proposals will be made to holders of options and awards under the BPP Share Schemes. Full details of these proposals will be set out in separate letters which are to be sent to them in due course.
8.1	Impact of the Scheme on the BPP Share Schemes

The implications of the Scheme for holders of options and awards under the BPP Share Schemes are summarised below:
(a)	awards under the PSP and the SMP will vest, to the extent the performance conditions have been satisfied and subject to time pro-rating, in each case as determined by the Remuneration Committee, upon Court sanction of the Scheme. The BPP Shares to which such holders become entitled will be Scheme Shares and will be acquired by Apollo for the same consideration payable to other Scheme Shareholders;

(b)	options under the Sharesave Scheme will become exercisable with effect from the Effective Date for a period of six months, during which period option holders may continue to make savings under the Sharesave Scheme. To the extent that such options are not exercised, they will lapse at the expiry of this period. The holders of options under the Sharesave Scheme will be offered the opportunity (and will be required under the terms of provisions to be added to articles of association of BPP) to sell the BPP Shares they acquire on exercise to Apollo UK for the same consideration payable to other Scheme Shareholders. Apollo UK has agreed to compensate the holders of options granted under the Sharesave Scheme in 2007 and 2008 who will be required to pay income tax as a result of exercising their options before the normal maturity date up to a maximum liability of £350,000; and

(c)	the holders of options under the ESOS which are already exercisable will be offered the opportunity to exercise with effect from Court sanction of the Scheme.

Any options under the ESOS which are not already exercisable will become exercisable with effect from the Effective Date. ESOS option holders who exercise on or after the Effective Date will be offered the opportunity (and will be required under the terms of provisions to be added to articles of association of BPP) to sell the BPP Shares they acquire on exercise to Apollo UK for the same consideration payable to other Scheme Shareholders.

All ESOS option holders will be offered a facility permitting them to realise the value inherent in their options without first paying the exercise price.

To the extent that options granted under the ESOS are not exercised they shall lapse in due course in accordance with the rules of the ESOS.

8.2	Satisfaction of option and award exercises under the BPP Share Schemes

Awards granted under the PSP and the SMP and options granted under the ESOS which are exercised with effect from the Court sanction of the Scheme shall be satisfied, prior to the Scheme Record Time, by means of appointment or transfer of beneficial ownership in BPP Shares held by the Trustee or, failing which, with treasury shares. Such BPP Shares held by the Trustee, as nominee for the beneficial owners, will be acquired by Apollo UK under the Scheme from the Trustee, as nominee for the beneficial owners, for the same consideration payable to other Scheme Shareholders. Any payment of such consideration to such beneficial owners, will, where applicable, be subject to deductions in respect of income tax and employee’s National Insurance contributions.

Options exercised pursuant to the Sharesave Scheme and options under the ESOS which are exercised after the Effective Date shall be satisfied by newly issued BPP Shares which will be acquired by Apollo UK under the proposed amended articles of association of BPP for the same consideration payable to other Scheme Shareholders. Any payment of such consideration will, where applicable, be subject to deductions in respect of income tax and National Insurance contributions.

8.3	Amendment to the BPP Articles of Association

Any BPP Share issued or otherwise acquired, including on the exercise of options under the ESOS after the Scheme Record Time and under the Sharesave Scheme will not be subject to the Scheme and it is therefore proposed to amend BPP’s articles of association at the General Meeting (as set out in the notice of General Meeting) so that, if the Scheme becomes effective any BPP Share issued (or, if applicable, transferred from treasury) to any person other than Apollo UK or its nominee(s) at or after the Scheme Record Time shall, subject if applicable to a prior transfer to a spouse or registered civil partner, be immediately transferred to Apollo UK or as it may direct in consideration of and conditional upon the payment of 620 pence in cash for each BPP Share so transferred subject, where applicable, to deductions in respect of income tax and National Insurance contributions.

9	Structure of the Acquisition

9.1	The Scheme

The Acquisition is to be effected by means of a scheme of arrangement between BPP and Scheme Shareholders under Part 26 of the Companies Act 2006, including a reduction of capital of BPP under section 137 of the Companies Act 1985. The procedure requires approval by BPP Shareholders at the Meetings, sanction of the Scheme by the Court and confirmation by the Court of the cancellation of the Scheme Shares. The Scheme is set out in full in Part VI of this document. If the Scheme becomes effective, it will result in BPP becoming a wholly-owned subsidiary of Apollo UK.

The Scheme provides for the cancellation of the Scheme Shares held by BPP Shareholders as at the Scheme Record Time and the application of the reserve arising from such cancellation in paying up in full a number of new BPP Shares equal to the number of Scheme Shares cancelled, which will be issued to Apollo UK and in consideration for which Apollo UK will pay 620 pence in cash per Scheme Share to the Scheme Shareholders.

9.2	Conditions to the Acquisition

The Conditions to the Acquisition are set out in full in Part III of this document. In summary, the implementation of the Scheme is conditional upon:
(a)	the Scheme becoming effective by not later than 30 November 2009, failing which the Scheme will lapse;

(b)	the Scheme being approved by a majority in number representing three-quarters or more in value of the Scheme Shareholders present and voting, either in person or by proxy, at the Court Meeting (or at any adjournment thereof);

(c)	the special resolution in connection with and required to implement the Scheme and the Capital Reduction being duly passed by not less than 75 per cent. of the votes cast at the General Meeting (or at any adjournment thereof);

(d)	the Court sanctioning the Scheme and confirming the Capital Reduction (in either case with or without modification, on terms agreed by Apollo Global and BPP) and an office copy of the Court Order and minute of the Capital Reduction attached thereto being delivered to the Registrar of Companies and registered by him;

(e)	the Office of Fair Trading or the appropriate Minister indicating, in terms satisfactory to Apollo UK, that it is not the intention of the Office of Fair Trading or the appropriate Minister to refer the proposed acquisition of BPP by Apollo UK or any other matter arising therefrom to the Competition Commission and the deadline for appealing the relevant decision to the Competition Appeal Tribunal having expired with no appeal having been lodged beforehand; and

(f)	satisfaction (or, where permitted, waiver) of all the other Conditions.
9.3	BPP Shareholder Meetings

Before the Court’s sanction can be sought for the Scheme, the Scheme requires approval by holders of Scheme Shares at the Court Meeting and the passing of the Special Resolution by BPP Shareholders at the General Meeting. Notices of the Court Meeting and the General Meeting are set out in Part VIII and Part IX of this document, respectively. Save as set out below, all holders of BPP Shares whose names appear on the register of members of BPP at the Voting Record Time, or, if any such Meeting is adjourned, on the register of members at 6.00 p.m. (London time) on the date which is two days before the date set of such adjourned meeting, will be entitled to attend and vote at the Court Meeting and the General Meeting, in respect of the BPP Shares registered in their name at the relevant time.
(a)	The Court Meeting

The Court Meeting has been convened at the direction of the Court for 10.00 a.m. (London time) on 15 July 2009 for Scheme Shareholders to consider and, if thought fit, approve, the Scheme.

At the Court Meeting, voting will be by poll and each Scheme Shareholder present in person or by proxy will be entitled to one vote for each Scheme Share held as at the Voting Record Time. The approval required at the Court Meeting is a majority in number of those Scheme Shareholders present and voting in person or by proxy, representing at least 75 per cent. in value of the Scheme Shares held by such Scheme Shareholders.

Due to the length of time anticipated to be required to calculate the result of the poll, the result may not be announced at the Court Meeting. The result of the vote at the Court Meeting will be publicly announced via a Regulatory Information Service as soon as practicable after it is known and in any event by no later than 8.00 a.m. (London time) on the business day following the Court Meeting.

Neither Apollo Global nor Apollo UK nor any other member of the Wider Apollo Global Group currently owns any BPP Shares, either as registered holder or through a nominee. Prior to the date of the Court Hearing, Apollo UK will acquire and become the registered holder or beneficial owner of at least one BPP Share. Any BPP Shares which are registered in the name of or beneficially owned by Apollo Global, Apollo UK and/or any other member of the Wider Apollo Global Group at the Voting Record Time would be excluded from the definition of “Scheme Shares” and therefore could not be voted at the Court Meeting. In addition, Apollo UK has agreed to procure that any holder of BPP Shares beneficially owned by a member of the Wider Apollo Global Group will not vote at the Court Meeting.

It is important that, for the Court Meeting in particular, as many votes as possible are cast, so that the Court may be satisfied that there is a fair and reasonable representation of opinion of the Scheme Shareholders.

(b)	The General Meeting

The General Meeting has been convened for 10.15 a.m. (London time) on 15 July 2009, or as soon after that time as the Court Meeting has been concluded or adjourned, for BPP Shareholders to consider and, if thought fit, pass, the Special Resolution necessary to implement the Scheme and certain related matters. Voting will be by poll and each BPP Shareholder present in person or by proxy will be entitled to one vote for each BPP Share held as at the Voting Record Time. The result of the vote at the General Meeting will be publicly announced via a Regulatory Information Service at the same time as the result of the vote at the Court Meeting.

The Special Resolution is proposed to approve:
(i)	giving the BPP Directors authority to take all necessary action to carry the Scheme into effect;

(ii)	reducing the capital of BPP by cancelling and extinguishing the Scheme Shares in accordance with the Scheme;

(iii)	subsequently increasing BPP’s share capital to its former amount by the creation of such number of new BPP Shares as is equal to the number of Scheme Shares cancelled pursuant to the Scheme and capitalising and applying the reserve arising on the books of BPP as a result of the Capital Reduction to pay up in full at par all such new BPP Shares, which will be allotted and issued, credited as fully paid up, to Apollo UK;

(iv)	giving the BPP Directors authority to allot such new BPP Shares to Apollo UK; and

(v)	amending BPP’s articles of association as described in paragraph 9.5 of this Part II.
The approval required for the Special Resolution at the General Meeting is at least 75 per cent. of the votes cast, in person or by proxy.
Blue Forms of Proxy for use at the Court Meeting and white Forms of Proxy for use at the General Meeting should be returned by post or, during normal business hours only, by hand to Capita Registrars, Proxy Department, The Registry, 34 Beckenham Road, Beckenham, Kent, BR3 4TU as soon as possible and, in any event, so as to be received not later than 48 hours before the time appointed for the relevant Meeting (or, in the case of an adjournment, not later than 48 hours before the time fixed for the holding of the adjourned Meeting). If the blue Form of Proxy for use at the Court Meeting is not returned by the above time, it may be handed to a representative of Capita Registrars on behalf of the chairman of the Court Meeting at the start of that Meeting. However, in the case of the General Meeting, unless the white Form of Proxy is returned by the time mentioned in the instructions printed on it, it will be invalid. The completion and return of a Form of Proxy will not prevent you from attending and voting in person at either the Court Meeting or the General Meeting, or at any adjournment thereof, if you so wish and are so entitled.

Further information about the procedures for appointing proxies and giving voting instructions, and about procedures for corporate representatives, is set out in paragraph 14 below of this Part II and on pages 2 and 3 of this document.

9.4	Court Hearing

Under the Companies Act 2006, the Scheme requires the sanction of the Court. The hearing by the Court to sanction the Scheme and to confirm the Capital Reduction necessary to implement it is currently expected to be held on 29 July 2009, subject to the prior satisfaction or waiver of the other Conditions set out in Part III of this document. Apollo UK has confirmed that it will be represented by counsel at such hearing so as to consent to the Scheme and to undertake to the Court to be bound thereby.

The Court Hearing will be held at the Royal Courts of Justice, The Strand, London WC2A 2LL. Scheme Shareholders are entitled, should they wish to do so, to attend the Court Hearing in person or through counsel.

Following sanction of the Scheme and confirmation of the Capital Reduction, the Scheme will become effective in accordance with its terms upon an office copy of the Court Order and minute of the Capital Reduction attached thereto being delivered to the Registrar of Companies and registered by him. This is expected to occur on 30 July 2009, subject to satisfaction (or, where applicable, waiver) of the Conditions.

If the Scheme becomes effective, it will be binding on all BPP Shareholders, irrespective of whether or not they attended or voted in favour of or against the Scheme at the Court Meeting or in favour of or against, or abstained from voting on, the Special Resolution at the General Meeting. If the Scheme does not become effective by 30 November 2009, or such later date (if any) as BPP and Apollo UK may agree (with, where applicable, the consent of the Panel) and (if required) the Court may allow, the Scheme will not become effective.

9.5	Amendment of BPP’s articles of association

The Special Resolution to be proposed at the General Meeting will contain provisions to amend the Company’s articles of association to ensure that (i) any BPP Shares issued (or transferred from treasury) other than to Apollo UK or its nominee between the adoption of the amended articles of association and the Scheme Record Time will be issued (or, as applicable, transferred from treasury) subject to the terms of the Scheme and (ii) any BPP Shares issued (or, as applicable, transferred from treasury) other than to Apollo UK or its nominee at or after the Scheme Record Time will automatically be acquired by Apollo UK for the same consideration in cash as if they had been Scheme Shares. These provisions will avoid any person being left with BPP Shares after dealings in such shares have ceased on the London Stock Exchange. Accordingly, any BPP Shares issued (or, as applicable, transferred from treasury) on the exercise of options under the BPP Share Schemes after the Scheme Record Time will not be subject to the Scheme, but will be automatically acquired by Apollo UK or its nominee.

9.6	Modifications to the Scheme

The Scheme contains a provision for BPP and Apollo UK jointly to consent (on behalf of all persons concerned) to any modification of, or addition to, the Scheme or to any condition which the Court may approve or impose. The Court would be unlikely to approve or impose any modification of, or addition or condition to, the Scheme which might be material to the interests of Scheme Shareholders, unless Scheme Shareholders were informed of any such modification, addition or condition. It would be for the Court to decide, in its discretion, whether or not a further meeting of Scheme Shareholders should be held in those circumstances.
10	Delisting of BPP Shares
The last day of dealings in, and for registration of transfers of, BPP Shares is expected to be the business day before the Court Hearing. Accordingly, the last day of dealings in BPP Shares is expected to be 29 July 2009, following which BPP Shares will be suspended from trading on the London Stock Exchange’s main market for listed securities with effect from 5:30 p.m. (London time).
BPP intends that, prior to the Scheme becoming effective, applications will be made to the FSA for the listing of the BPP Shares to be cancelled and to the London Stock Exchange for the BPP Shares to cease to be admitted to trading on the London Stock Exchange’s main market for listed securities with effect on the Effective Date. Accordingly, it is intended that, if the Court sanctions the Scheme and confirms the Capital Reduction on 29 July 2009, the delisting will become effective at 8.00 a.m. (London time) on 20 August 2009. Delisting will occur at that time in order to potentially secure beneficial tax treatment for certain participants in the BPP Share Schemes and for BPP.

11	Settlement

11.1	Subject to the Scheme becoming effective, settlement of the consideration to which any holder of Scheme Shares is entitled will be effected not later than 14 days after the Effective Date in the manner set out below.

Except with the consent of the Panel, settlement of the consideration to which any BPP Shareholder is entitled under the Scheme will be implemented in full in accordance with the terms of the Scheme free of any lien, right of set-off, counterclaim or other analogous right to which Apollo UK may otherwise be, or claim to be, entitled against such shareholder.

All documents and remittances sent through the post will be sent at the risk of the person(s) entitled thereto.

11.2	Where Scheme Shares are held in uncertificated form (that is, in CREST)

As from the Effective Date, each holding of BPP Shares credited to any stock account in CREST shall be disabled and all BPP Shares will be removed from CREST in due course thereafter.

Holders of Scheme Shares which are at the Scheme Record Time held in uncertificated form will receive any sums to which they are entitled through CREST, by Apollo UK procuring the creation of an assured payment obligation in favour of the payment banks of the persons entitled thereto in accordance with the CREST assumed payment arrangements (as set out in the CREST Manual), in respect of the sums payable to them respectively, provided that Apollo UK reserves the right to pay all or any part of the sums referred to above to all or any holders of Scheme Shares in uncertificated form at the Scheme Record Time by cheque in the manner referred to in paragraph 11.3 below if, for any reason, it wishes to do so.

11.3	Where Scheme Shares are held in certificated form

Scheme Shares which are at the Scheme Record Time held in certificated form will be cancelled and share certificates for such BPP Shares will cease to have effect as documents of title and should be destroyed.

Settlement of sums due under the Scheme in respect of Scheme Shares held in certificated form shall be despatched:
(a)	by first class post, by cheque drawn on a branch of a UK clearing bank; or

(b)	by such other method as may be approved by the Panel.
All sums payable (whether in respect of BPP Shares in uncertificated or certificated form) shall be paid in pounds sterling. All deliveries of cheques required to be made pursuant to the Scheme shall be effected by Apollo UK by sending the same by first class post in pre-paid envelopes addressed to the persons entitled thereto at their respective addresses as appearing in the BPP share register at the Scheme Record Time or, in the case of joint holders, at the address of that one of the joint holders whose name stands first in such register (except in either case as directed in writing by the relevant holder or joint holders). Cheques shall be despatched as soon as practicable after the Effective Date and in any event not later than 14 days after the Effective Date.

12	United Kingdom taxation
The following paragraphs, which are intended as a general guide only, are based on current UK tax legislation and what is understood to be the current HMRC practice, all of which is subject to change, possibly with retrospective effect. They summarise certain limited aspects of the UK taxation treatment of the Scheme for Scheme Shareholders and do not purport to be a complete analysis of all tax considerations relating to the Acquisition. The following paragraphs do not constitute tax advice and relate only to the position of Scheme Shareholders who are resident and, in the case of individuals, ordinarily resident and domiciled in the UK for taxation purposes, who hold their Scheme Shares as an investment (other than under a personal equity plan or an individual savings account), who are the absolute beneficial owners of their Scheme

Shares, and who have not (and are not deemed to have) acquired their Scheme Shares by virtue of an office or employment. Further, the comments in the following paragraphs may not apply to certain classes of Scheme Shareholders such as collective investment schemes and insurance companies. For the avoidance of doubt, the comments in the following paragraphs do not apply to any intermediate holding vehicles such as trusts, pensions etc. If you are in any doubt about the tax consequences of the Scheme in your own particular circumstances, you should consult an appropriate independent professional tax adviser. The following paragraphs do not consider the UK taxation consequences should Apollo Global and/or Apollo UK (with the consent of the Panel) elect to implement the Acquisition by way of a contractual takeover offer. Such consequences would be set out in a separate offer document.
Special tax provisions may apply to BPP Shareholders who have acquired or who acquire their Shares by exercising options or receiving vested BPP Shares under the BPP Share Schemes. The UK tax treatment of such BPP Shareholders will be summarised in separate communications to such BPP Shareholders, but such BPP Shareholders who are in any doubt as to their taxation position should consult an independent professional tax adviser.
12.1	United Kingdom taxation of chargeable gains

The receipt by a Scheme Shareholder of cash consideration payable under the terms of the Scheme will, for the purposes of UK taxation of chargeable gains, constitute a disposal or part disposal of his Scheme Shares which may, depending on the Scheme Shareholder’s individual circumstances (including the availability of exemptions, reliefs and allowable losses), give rise to a liability to a chargeable gain or an allowable loss. There are various reliefs, exemptions and allowances which could apply in relation to such disposal or part disposal to reduce a Scheme Shareholder’s chargeable gain or liability to tax in respect of any chargeable gain, including:
(a)	for individual Scheme Shareholders, the annual exemption from UK capital gains tax for gains up to such Scheme Shareholders’ annual exempt amount, which for the 2009/2010 tax year is £10,100; and

(b)	for Scheme Shareholders within the charge to UK corporation tax, an indexation allowance which may apply in respect of their period of ownership of Scheme Shares so as to reduce any chargeable gain arising on the disposal of the Scheme Shares.
12.2	Stamp duty and stamp duty reserve tax

No UK stamp duty or stamp duty reserve tax will generally be payable by Scheme Shareholders as a result of the Scheme.

13	Overseas Shareholders
The implications (and availability) of the Scheme and the Acquisition for Overseas Shareholders may be affected by the laws of the relevant jurisdictions. Overseas Shareholders should inform themselves about and observe any applicable requirements in those jurisdictions. It is the responsibility of each Overseas Shareholder to satisfy himself/herself as to the full observance of the laws of the relevant jurisdiction in connection therewith, including the obtaining of any governmental, exchange control or other consents which may be required, or the compliance with other necessary formalities which are required to be observed and the payment of any issue, transfer or other taxes due in such jurisdiction.
The distribution of this document and the accompanying documents in jurisdictions outside the United Kingdom may be restricted by law and therefore persons in such jurisdictions into whose possession this document comes should inform themselves about and observe such restrictions. Any failure to comply with the applicable restrictions may constitute a violation of the securities laws of any such jurisdiction.
This document and the accompanying documents have been prepared for the purposes of complying with English law, the Listing Rules and the City Code, and the information disclosed may not be the same as that which would have been disclosed if this document had been prepared in accordance with the laws of jurisdictions outside the United Kingdom. Nothing in this document should be relied upon for any other reason.

Neither this document nor the accompanying documents are intended to, and do not, constitute an offer or invitation to sell, purchase, subscribe for or issue any securities or the solicitation of an offer to buy or subscribe for securities in any jurisdiction in which such offer or solicitation is unlawful.
BPP Shareholders in the United States should note that the Acquisition relates to the shares of a UK company and will be governed by English law. Neither the proxy solicitation nor the tender offer rules under the US Securities Exchange Act 1934, will apply to the Scheme. Moreover, the Scheme will be subject to the disclosure requirements and practices applicable in the United Kingdom to schemes of arrangement, which differ from the disclosure requirements of the US proxy solicitation rules and tender offer rules. Financial information included in the relevant documentation has been prepared in accordance with accounting standards applicable in the UK that may not be comparable to financial information to US companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the United States. If Apollo UK (with the consent of the Panel) exercises its rights to implement the Acquisition by way of a contractual takeover offer, such offer, if made into the United States, will be made in compliance with applicable US tender offer and securities laws and regulations.
14	Action to be taken
To become effective, the Scheme requires, among other things, the approval by a majority in number of the Scheme Shareholders who vote, representing at least 75 per cent. in value of the Scheme Shares voted, either in person or by proxy, at the Court Meeting.
The Scheme also requires the sanction of the Court and the passing of the Special Resolution, which requires the approval of at least 75 per cent. of the votes cast at the General Meeting. Upon the Scheme becoming effective, it will be binding on all BPP Shareholders, irrespective of whether or not they attended or voted at the Court Meeting or the General Meeting and whether they voted for or against, or abstained from voting on, the resolutions proposed at such Meetings.
Forms of Proxy for the Court Meeting and the General Meeting should be returned, in the pre-paid envelope provided (for use in the UK only) or by post or (during business hours only) by hand to Capita Registrars, Proxy Department, The Registry, 34 Beckenham Road, Beckenham, Kent, BR3 4TU as soon as possible and, in any event, so as to be received no later than 48 hours before the time appointed for the relevant Meeting (or, in the case of adjournment(s), not later than 48 hours before the time fixed for the holding of the adjourned Meeting(s)). If the blue Form of Proxy for use at the Court Meeting is not returned by the above time, it may be handed to a representative of Capita Registrars, on behalf of the chairman of the Court Meeting, before the start of that Meeting. However, in the case of the General Meeting, the white Form of Proxy must be returned by the time mentioned above or it will be invalid. The completion and return of a Form of Proxy will not prevent you from attending and voting in person at either the Court Meeting or the General Meeting, or at any adjournment thereof, if you so wish and are so entitled.
It is important that, for the Court Meeting, as many votes as possible are cast so that the Court may be satisfied that there is a fair representation of Scheme Shareholder opinion. You are therefore strongly urged to complete and return both of your Forms of Proxy as soon as possible.
If you have any questions in relation to this document, the Meetings, or the completion and return of the Forms of Proxy, please telephone Capita Registrars between 9.00 a.m. and 5.00 p.m. (London time) Monday to Friday (except UK public holidays) on 0871 664 0321 from within the UK or +44 20 8639 3399 if calling from outside the UK. Calls to the 0871 664 0321 number cost 10 pence per minute (including VAT) plus your service provider’s network extras. Calls to the helpline from outside the UK will be charged at applicable international rates. Different charges may apply to calls from mobile telephones and call may be recorded and randomly monitored for security and training purposes. The helpline cannot provide advice on the merits of the Scheme nor give any financial, legal or tax advice.

15	Further information
The terms of the Scheme are set out in full in Part VI of this document. Your attention is also drawn to the further information contained in this document, all of which forms part of this Explanatory Statement, and, in particular, to the Conditions set out in Part III, the financial information on BPP incorporated by reference in Part IV and the additional information set out in Part V of this document.
Yours faithfully
Paul Baines
Managing Partner, for and on behalf of
Hawkpoint Partners Limited

PART III
CONDITIONS TO THE IMPLEMENTATION OF THE
SCHEME AND THE ACQUISITION
The Acquisition is subject to the following Conditions:
A.	Conditions of the Acquisition

1	The Acquisition is conditional upon the Scheme becoming unconditional and becoming effective, subject to the City Code, by not later than 30 November 2009 or such later date (if any) as Apollo UK and BPP may, with the consent of the Panel, agree and (if required) the Court may allow.

The Scheme is conditional upon:
(a)	the approval of the Scheme by a majority in number representing three-quarters or more in value of the Scheme Shareholders present and voting, either in person or by proxy, at the Court Meeting (or at any adjournment thereof);

(b)	the Special Resolution in connection with and required to implement the Scheme and the Capital Reduction, set out in the notice of the General Meeting being duly passed by the requisite majority at the General Meeting (or at any adjournment thereof); and

(c)	the sanction of the Scheme and the confirmation of the Capital Reduction by the Court (in each case with or without modification, on terms agreed by Apollo UK and BPP) and an office copy of the Court Order and minute of the Capital Reduction attached thereto being delivered to the Registrar of Companies and registered by him.
In addition, BPP and Apollo UK have agreed that, subject as stated in Part B of this Part III below, application to the Court to sanction the Scheme and to confirm the Capital Reduction will not be made unless Conditions 1(a) and (b) above inclusive and 2 below have been fulfilled and unless immediately prior to the hearing to sanction the Scheme the Conditions 3 to 8 below (as amended if appropriate) are satisfied or waived.
2	Competition Issues

The Office of Fair Trading or the appropriate Minister indicating, in terms satisfactory to Apollo UK, that it is not the intention of the Office of Fair Trading or the appropriate Minister to refer the proposed acquisition of BPP by Apollo UK or any other matter arising therefrom to the Competition Commission and the deadline for appealing the relevant decision to the Competition Appeal Tribunal having expired with no appeal having been lodged beforehand.

3	Authorisations
(a)	All authorisations in any jurisdiction which are necessary for, or in respect of, the Acquisition, its implementation or any acquisition of any shares in, or control of, BPP or any other member of the Wider BPP Group by any member of the Apollo Global Group having been obtained in terms and in a form satisfactory to Apollo UK acting reasonably from any relevant person or from any person or body with whom any member of the Wider BPP Group has entered into contractual arrangements and all such authorisations remaining in full force and effect and there being no intimation of any intention to revoke or not renew the same; and

(b)	all authorisations which Apollo UK reasonably considers necessary to carry on the business of any member of the Wider BPP Group remaining in full force and effect and there being no intimation of any intention to revoke or not to renew the same.

4	Regulatory Intervention

No relevant person having taken, instituted, implemented or threatened any legal proceedings, or having required any action to be taken or otherwise having done anything or having enacted, made or proposed any statute, regulation, order or decision or taken any other step and there not continuing to be outstanding any statute, regulation, order or decision that would or might reasonably be expected to:
(a)	make the Acquisition, its implementation or the acquisition or proposed acquisition of any shares in, or control or management of, the Wider BPP Group by Apollo UK illegal, void or unenforceable; or

(b)	otherwise directly or indirectly prevent, prohibit or otherwise restrict, restrain, delay or interfere in the implementation of or impose additional conditions or obligations with respect to or otherwise challenge or require amendment of the Acquisition or any acquisition of BPP Shares by Apollo UK; or

(c)	require, prevent or materially delay the divestiture by Apollo UK of any BPP Shares or other securities in BPP; or

(d)	impose any limitation on the ability of any member of the Wider Apollo Global Group or any member of the Wider BPP Group to acquire or hold or exercise effectively, directly or indirectly, any rights of ownership of shares or other securities or the equivalent in any member of the Wider BPP Group or management control over any member of the Wider BPP Group; or

(e)	require, prevent or delay the disposal by BPP or any member of the Wider Apollo Global Group, or require the disposal or alter the terms of any proposed disposal by any member of the Wider Apollo Global Group, of all or any part of their respective businesses, assets or properties or impose any limitation on the ability of any of them to conduct their respective businesses or own their respective assets or properties; or

(f)	require any member of the Wider Apollo Global Group or of the Wider BPP Group to offer to acquire any shares or other securities (or the equivalent) in any member of the Wider BPP Group or any member of the Wider Apollo Global Group owned by any third party (in each case, other than in implementation of the Acquisition); or

(g)	impose any limitation on the ability of any member of the Wider Apollo Global Group or the Wider BPP Group to integrate or co-ordinate its business, or any material part of it, with the businesses or any part of the businesses of any other member of the Wider Apollo Global Group and/or the Wider BPP Group; or

(h)	result in any member of the Wider Apollo Global Group or the Wider BPP Group ceasing to be able to carry on business under any name under which it presently does so to an extent which is material to Apollo UK in the context of the Acquisition or, as the case may be, in the context of the Wider Apollo Global Group or the Wider BPP Group taken as a whole; or

(i)	otherwise adversely affect any or all of the businesses, assets, prospects or profits of any member of the Wider Apollo Global Group or the Wider BPP Group to an extent which is material to Apollo UK in the context of the Acquisition or as the case may be in the Wider Apollo Global Group or the Wider BPP Group taken as a whole, and all applicable waiting and other time periods during which any such relevant person could institute, or implement or threaten any legal proceedings, having expired, lapsed or been terminated.

5	Consequences of the Acquisition

Save as Disclosed, there being no provision of any agreement to which any member of the Wider BPP Group is a party, or by or to which any such member, or any part of its assets, may be bound, entitled or subject, which would or might, in each case as a consequence of the Acquisition or of the acquisition or proposed acquisition of all or any part of the issued share capital of, or change of control or management of, BPP or any other member of the Wider BPP Group reasonably be expected to result (in each case to an extent which is material to Apollo UK in the context of the Acquisition or, as the case may be, in the context of the Wider BPP Group taken as a whole) in:
(a)	any assets or interests of any member of the Wider BPP Group being or falling to be disposed of or charged in any way or ceasing to be available to any member of the Wider BPP Group or any rights arising under which any such asset or interest could be required to be disposed of or charged in any way or could cease to be available to any member of the Wider BPP Group otherwise than in the ordinary course of business; or

(b)	any moneys borrowed by or other indebtedness (actual or contingent) of, or any grant available to, any member of the Wider BPP Group being or becoming repayable or capable of being declared repayable immediately or earlier than the repayment date stated in such agreement or the ability of such member of the Wider BPP Group to incur any such borrowing or indebtedness becoming or being capable of becoming withdrawn, inhibited or prohibited; or

(c)	any such agreement or the rights, liabilities, obligations or interests of any such member under it being terminated or adversely modified or affected or any onerous obligation arising or any adverse action being taken under or against it; or

(d)	the interests or business of any such member in or with any third party (or any arrangements relating to any such interests or business) being terminated or adversely modified or affected; or

(e)	the financial or trading position or prospects or value of any member of the Wider BPP Group being prejudiced or adversely affected; or

(f)	the creation of any mortgage, charge or other security interest over the whole or any part of the business, property or assets of any member of the Wider BPP Group or any such security (whenever arising or having arisen) becoming enforceable or being enforced; or

(g)	any member of the Wider BPP Group ceasing to be able to carry on business under any name under which or on the terms on which it currently does so or any person presently not able to carry on business under any name under which any member of the Wider BPP Group currently does becoming able to do so; or

(h)	the creation of actual or contingent liabilities by any member of the Wider BPP Group; or

(i)	the ability of any member of the Wider Apollo Global Group to carry on any business or activity being adversely affected in any material respect, and no event having occurred which, under any provision of any such agreement to which any member of the Wider BPP Group is a party, or by or to which any such member, or any of its assets, may be bound, entitled or subject, could result in any of the events or circumstances as are referred to in subparagraphs (a) to (i) inclusive.

6	No corporate action taken since the Accounting Date

Since the Accounting Date, save as otherwise Disclosed pursuant to transactions in favour of BPP or a wholly-owned subsidiary of BPP, no member of the Wider BPP Group having:
(a)	issued or agreed to issue or authorised or proposed the issue or grant of additional shares of any class or securities convertible into or exchangeable for, or rights, warrants or options to subscribe for or acquire, any such shares or convertible securities (save pursuant to the BPP Share Schemes); or

(b)	redeemed, purchased, repaid or reduced or proposed the redemption, purchase, repayment or reduction of any part of its share capital or made or proposed the making of any other change to its share capital other than pursuant to the implementation of the Acquisition; or

(c)	recommended, declared, paid or made or proposed to recommend, declare, pay or make any dividend, bonus issue or other distribution whether payable in cash or otherwise; or

(d)	merged or demerged with or from, or acquired, any body corporate or authorised or proposed or announced any intention to propose any such merger or demerger; or

(e)	other than in the ordinary course of business acquired or disposed of, transferred, mortgaged or charged, or created or granted any security interest over, any assets (including shares and trade investments) or authorised or proposed or announced any intention to propose any acquisition, disposal, transfer, mortgage, charge or creation or grant of any mortgage, charge or other security interest (which in any case is material in the context of the Wider BPP Group taken as a whole); or

(f)	issued or authorised or proposed the issue of any debentures or incurred or, save in the ordinary course of business, increased any borrowings, indebtedness or liability (actual or contingent) of any aggregate amount which is material in the context of the Wider BPP Group taken as a whole; or

(g)	entered into or varied, or authorised or proposed the entry into or variation of, or announced its intention to enter into or vary, any transaction, arrangement, contract or commitment (whether in respect of capital expenditure or otherwise) which is of a long term, onerous or unusual nature or magnitude or could involve an obligation of such nature or magnitude or which is or could be restrictive to the existing business of any member of the BPP Group or which is other than in the ordinary course of business and which in any such case is material in the context of the Wider BPP Group taken as a whole; or

(h)	other than in relation to the implementation of the Acquisition, entered into, implemented, effected, authorised or proposed or announced its intention to enter into, implement, effect, authorise or propose any contract, reconstruction, amalgamation, scheme, commitment or other transaction or arrangement otherwise than in the ordinary course of business which is material in the context of the Wider BPP Group taken as a whole; or

(i)	waived or compromised any claim which is material in the context of the Wider BPP Group taken as a whole, or

(j)	entered into or varied or made any offer (which remains open for acceptance) to enter into or vary the terms of any contract with any of the directors or senior executives of BPP or (to the extent it is material in the context of the Wider BPP Group taken as a whole) any of the directors or senior executives of any other member of the Wider BPP Group; or

(k)	taken or proposed any corporate action or had any legal proceedings instituted or threatened against it or petition presented for its winding-up (voluntary or otherwise), dissolution or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of all or any of its assets and revenues or for any analogous proceedings or steps in any jurisdiction or for the appointment of any analogous person in any jurisdiction; or

(l)	been unable, or admitted in writing that it is unable, to pay its debts or has stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business; or

(m)	other than as required by the implementation of the Acquisition, made any alteration to its memorandum or articles of association, or other incorporation documents; or

(n)	other than as required by the implementation of the Acquisition, proposed, agreed to provide or modified the terms of any share option scheme, incentive scheme or other benefit relating to the employment or termination of employment of any person employed by the BPP Group which, in each case, is material in the context of the Wider BPP Group taken as a whole; or

(o)	entered into any agreement or passed any resolution or made any offer (which remains open for acceptance) or proposed or announced any intention with respect to any of the transactions, matters or events referred to in this Condition 6.
7	Other events since the Accounting Date
In the period since the Accounting Date save as Disclosed:
(a)	no litigation or arbitration proceedings, prosecution, investigation or other legal proceedings having been announced, instituted, threatened or remaining outstanding by, against or in respect of, any member of the Wider BPP Group or to which any member of the Wider BPP Group is or may become a party (whether as claimant, defendant or otherwise) which is material in the context of the Wider BPP Group taken as a whole; or

(b)	no adverse change or deterioration having occurred in the business or assets or financial or trading position or prospects, assets or profits of any member of the Wider BPP Group which is material in the context of the Wider BPP Group taken as a whole; or

(c)	no enquiry or investigation by, or complaint or reference to, any relevant person against or in respect of any member of the Wider BPP Group having been threatened, announced, implemented or instituted or remaining outstanding by, against or in respect of, any member of the Wider BPP Group which in any such case is material in the context of the Wider BPP Group taken as a whole; or

(d)	no member of the Wider BPP Group having conducted its business in breach of any applicable laws and regulations in any material respect which in any case is material in the context of the Wider BPP Group taken as a whole; or

(e)	no contingent or other liability having arisen or become apparent or increased which is material in the context of the Wider BPP Group taken as a whole; or

(f)	no steps having been taken which are likely to result in the withdrawal (without replacement), cancellation or termination of any licence, permit, authorisation or consent held by any member of the Wider BPP Group which is material in the context of the Wider BPP Group taken as a whole.
8	Environmental and other issues
Save as Disclosed:

Environmental
(a)	no past or present member of the Wider BPP Group has not complied in a material respect with all applicable legislation or regulations or authorisations of any jurisdiction with regard to the use, handling, storage, transport, production, supply, treatment, keeping, disposal, discharge, spillage, leak or emission of any waste or hazardous substance or any substance likely to damage or impair the environment or harm human health or otherwise relating to environmental matters or the health and safety of any person or that there has otherwise been any such use, handling, storage, transport, production, supply, treatment, keeping, disposal, discharge, spillage, leak or emission (whether or not the same constituted a non-compliance by any person with any such legislation or regulations or authorisations and wherever the same may have taken place), which, in any such case, would be likely to give rise to any liability (whether actual or contingent) or cost on the part of any member of the BPP Group; or

(b)	there has been no material disposal, discharge, release, spillage, leak or emission of any waste or hazardous substance or any substance likely to damage or impair the environment or harm human health which would be likely to give rise to any liability (whether actual or contingent) or cost on the part of any member of the Wider BPP Group; or

(c)	there is not, nor is there likely to be, any liability (whether actual or contingent) or cost on the part of any member of the Wider BPP Group to make good, repair, reinstate or clean up any relevant asset or any other property or any controlled waters under any environmental legislation, regulation, notice, circular, order or other lawful requirement of any relevant person or third party or otherwise, in each case which is material in the context of the Wider BPP Group taken as a whole; or
Information
(d)	no financial, business or other information disclosed at any time by any member of the Wider BPP Group, whether publicly or in the context of the Acquisition either contained a material misrepresentation of fact or omitted to state a fact necessary to make the information disclosed not materially misleading; or

(e)	no contingent liability disclosed in such disclosed information would or might adversely affect, directly or indirectly, the business, profits or prospects of the Wider BPP Group taken as a whole; or

(f)	no material information disclosed at any time by or on behalf of any member of the Wider BPP Group is or becomes incorrect; or

(g)	no information which affects the import of any information disclosed at any time by or on behalf of any member of the Wider BPP Group to an extent which is material in the context of the Wider BPP Group taken as a whole; or
Accounts
(h)	no member of the Wider BPP Group is subject to any liability, contingent or otherwise, which is material in the context of the Wider BPP Group taken as a whole; or
Intellectual property
(i)	no member of the Wider BPP Group does not own or have licensed to it or otherwise possess legally enforceable rights to use all intellectual property that is:
(i)	required or reasonably necessary for the conduct of business of the relevant member of the Wider BPP Group as currently conducted; or

(ii)	under development for such business,
and, in either case, the absence of which, individually or in the aggregate, would be material in the context of the Wider BPP Group taken as a whole; or
(j)	no member of the Wider BPP Group has infringed any intellectual property rights of any third party where the consequences of which would be material in the context of the Wider BPP Group taken as a whole; or

(k)	no claims have been asserted in writing or threatened in writing by any person:
(i)	that the Wider BPP Group infringes any intellectual property of any third party; or

(ii)	challenging the ownership of any member of the Wider BPP Group to, or the validity or effectiveness of, any of its intellectual property, and no such claims are material in the context of the Wider BPP Group taken as a whole; or
(l)	no intellectual property held by any member of the Wider BPP Group that is material in the context of the Wider BPP Group taken as a whole is not valid and subsisting; or

(m)	there is no material unauthorised use, infringement or misappropriation of any intellectual property of any member of the Wider BPP Group by any third party;

Criminal property
(n)	no asset of any member of the Wider BPP Group constitutes criminal property as defined by section 340(3) Proceeds of Crime Act 2002 (but disregarding paragraph (b) of that definition).
B.	Certain further terms of the Acquisition
The Conditions are inserted for the benefit of Apollo UK and no BPP Shareholder shall be entitled to waive any of the Conditions without the prior consent of Apollo UK.
Subject to the requirements of the Panel, Apollo UK reserves the right in its sole discretion to waive all or any of the above Conditions, in whole or in part except Condition 1 which cannot be waived. Apollo shall be under no obligation to waive (if capable of waiver) or to determine to be satisfied, or to treat as fulfilled, any of Conditions 2 to 8 inclusive by a date earlier than that date specified in Condition 1 for the fulfilment thereof. The Conditions must each be waived or satisfied (as the case may be) by not later than 30 November 2009 or such later date (if any) as Apollo UK and BPP may, with the consent of the Panel, agree and (if required) the Court may allow, otherwise the Scheme will lapse.
Apollo UK reserves the right to elect to implement the Acquisition by way of a takeover offer (subject to the Panel’s consent). In such event, such offer will be implemented on the same terms and conditions (subject to appropriate amendments, including (without limitation) an acceptance condition set at seventy five per cent. (or such percentage (being more than fifty per cent.))) as Apollo UK may decide (in each case, subject to the Panel’s consent) of the shares to which such offer relates, so far as applicable, as those which would apply to the Scheme.
If the Panel requires Apollo UK to make an offer or offers for any BPP Shares under the provisions of Rule 9 of the City Code, Apollo UK may make such alterations to the Conditions of the Acquisition, including to Condition 1, as are necessary to comply with the provisions of that Rule.
The Acquisition will be on the terms and will be subject to, inter alia, the Conditions and such further terms as may be required to comply with the Listing Rules and the provisions of the City Code.
The Acquisition will lapse and the Scheme will not proceed (unless the Panel otherwise consents) if before the date of the Court Meeting the Office of Fair Trading has referred the Acquisition to the Competition Commission.
The Acquisition and the Scheme will be governed by English law and will be subject to the jurisdiction of the English courts.
The availability of the Acquisition to persons not resident in the United Kingdom may be affected by the laws of the relevant jurisdictions. Persons who are not resident in the United Kingdom should inform themselves about and observe any applicable requirements.
Each of Conditions 1 to 8 shall be regarded as a separate Condition and shall not be limited by reference to any other Condition.

PART IV
FINANCIAL INFORMATION ON BPP GROUP
Basis of financial information
The financial statements of the BPP Group included in its Annual Report and Accounts for the financial years ended 31 December 2006, 2007 and 2008, together with the audit reports on them, and the Interim Management Statement for the 4 months ended 30 April 2009, including the information set out below, are incorporated by reference into this document and are available in “read only” format for viewing or downloading, free of charge, on the company website at www.bpp.com/ir/. The audit reports for each of the financial years ended 31 December 2006, 2007 and 2008 were unqualified. The financial statements were prepared in accordance with IFRS.
Incorporation of information by reference
1	Turnover, net profit or loss before and after tax deduction, the charge for tax, extraordinary items, minority interests, the amount of earnings attributable to share holders and earnings per share for the three financial years 2006, 2007 and 2008:
•	BPP Holdings Plc Annual Report and Accounts 2008; page 50

•	BPP Holdings Plc Annual Report and Accounts 2007; page 43

•	BPP Holdings Plc Annual Report and Accounts 2006; page 42
2	The amount absorbed by dividends and dividends per share:
•	BPP Holdings Plc Annual Report and Accounts 2008; under paragraph 13 (Dividends Paid and Proposed), page 69

•	BPP Holdings Plc Annual Report and Accounts 2007; under paragraph 13 (Dividends Paid and Proposed), page 62

•	BPP Holdings Plc Annual Report and Accounts 2006; under paragraph 14 (Dividends Paid and Proposed), page 65
3	Details related to items referred to in paragraph 1 above (where disclosed) in respect of the Interim Management Statement made by BPP Holdings Plc for the 4 months ended 30 April 2009 (note all financial references relate only to the 3 months to 31 March 2009):
•	BPP Holdings Plc Interim Management Statement dated 30 April 2008; pages 1 to 4
4	A statement of the assets and liabilities shown in the audited accounts for the year ended 31 December 2008:
•	BPP Holdings Plc Annual Report and Accounts 2008; page 52
5	A cash flow statement as provided for in the audited accounts for the year ended 31 December 2008:
•	BPP Holdings Plc Annual Report and Accounts 2008; page 53
6	Significant accounting policies together with any points from the notes to the BPP Group accounts which are of major relevance to an appreciation of the figures:
•	BPP Holdings Plc Annual Report and Accounts 2008; page 54 to 89

•	BPP Holdings Plc Annual Report and Accounts 2007; page 47 to 84

•	BPP Holdings Plc Annual Report and Accounts 2006; page 46 to 89

The information referred to in paragraphs 1, 2, 3, 4 and 5 above has not been published in an inflation adjusted form.
BPP will send within two business days, without charge, to each person to whom a copy of this document has been sent, on their request, a copy of any documents incorporated by reference in this document. Requests should be addressed to Capita Registrars at The Registry, 34 Beckenham Road, Beckenham, Kent, BR3 4TU or made by telephoning the shareholder helpline on between 9.00 a.m. and 5.00 p.m. (London time) Monday to Friday (except UK public holidays) on 0871 664 0321 from within the UK or on +44 20 8639 3399 if calling from outside the UK. Calls to the 0871 664 0321 number cost 10 pence per minute (including VAT) plus your service provider’s network extras. Calls to the helpline from outside the UK will be charged at applicable international rates. Different charges may apply to calls from mobile telephones and call may be recorded and randomly monitored for security and training purposes. The helpline cannot provide advice on the merits of the Scheme nor give any financial, legal or tax advice.

PART V
ADDITIONAL INFORMATION
1	Responsibility
1.1	The BPP Directors, whose names are set out in paragraph 2.1 of this Part V, accept responsibility for the information contained in this document, except for that information for which the Apollo Global Directors and the Apollo UK Directors accept responsibility in accordance with paragraph 1.2 below. To the best of the knowledge and belief of the BPP Directors (who have taken all reasonable care to ensure that such is the case), the information contained in this document for which they are responsible is in accordance with the facts and does not omit anything likely to affect the import of such information.

1.2	The Apollo Global Directors and the Apollo UK Directors, whose names are set out in paragraph 2.3 and paragraph 2.5 of this Part V, accept responsibility for the information contained in this document relating to the Apollo Global Group, Apollo Group, the Apollo UK Directors and the Apollo Global Directors, their immediate families, related trusts and other connected persons and persons acting in concert with Apollo Global and Apollo UK, and including, without limitation, paragraphs 4, 5, and 6 of Part II of this document. To the best of the knowledge and belief of the Apollo Global Directors and the Apollo UK Directors (who have taken all reasonable care to ensure that such is the case), the information contained in this document for which they are responsible is in accordance with the facts and does not omit anything likely to affect the import of such information.
2	Directors
2.1	The BPP Directors and their respective functions are as follows:

David Sugden	Chairman
Roger Siddle	Chief Executive
Saieem Hussain	Executive Director
Michael Kirkham	Non-Executive Director
Carl Lygo	Executive Director
Dr Nicola Nicholls	Non-Executive Director
Chris Ross-Roberts	Executive Director
John Warren	Non-Executive Director
2.2	BPP’s registered office is at BPP House, Aldine Place, 142-144 UxBPP Road, London W12 8AW.

2.3	The Apollo Global Directors and their respective functions are as follows:

Gregory Cappelli	Chairman
Jeffrey Langenbach	President
Brooke Coburn	Non-Executive Director
Peter Sperling	Non-Executive Director
Charles Rossotti	Non-Executive Director
Roy Herberger	Non-Executive Director
Joe D’Amico	Non-Executive Director
2.4	Apollo Global’s principal office is at 4025 S. Riverpoint Parkway, Phoenix, Arizona 85040, USA.

2.5	The Apollo UK Directors and their respective functions are as follows:

Jeffrey Langenbach	Chairman
William Moore	Director
2.6	Apollo UK’s registered office is at One Wood Street, London EC2V 7WS.

3	Market quotations

3.1	The following table shows the Closing Price for one BPP Share on:
3.1.1	the first business day of each of the six months immediately before the date of this document;

3.1.2	28 April 2009, being the last business day prior to the commencement of the Offer Period; and

3.1.3	19 June 2009, being the latest practicable date prior to the posting of this document.

Price per BPP
Date 2009	Share (pence)

2 January	335.0
2 February	318.25
2 March	325.0
1 April	371.25
28 April	365.0
1 May	580.0
1 June	565.0
19 June	617.0
4	Interests and dealings in relevant securities

4.1	Definitions used in this section

For the purposes of this paragraph 4:

“acting in concert” has the meaning given to it by the City Code;

“Apollo Global Shares” has the meaning of relevant securities of Apollo Global;

“arrangement” includes indemnity or option arrangements, and any agreement or understanding, formal or informal, of whatever nature, relating to relevant securities which may be an inducement to deal or refrain from dealing (other than irrevocable commitments to vote in favour of the Scheme and/or related resolutions, details of which are set out in paragraph 5 of this Part V);

“associate” has the meaning given to it by the City Code and an “associate” of any company normally includes (without limitation):
(1)	the company’s parent, subsidiaries and fellow subsidiaries and their associated companies and companies of which any such subsidiaries or associated companies are associated companies (ownership or control of 20 per cent. or more of the equity share capital of a company being regarded as the test of associated company status for this purpose) (and the term “paragraph (1) associate” means any associate of the type described in this sub-paragraph (1));

(2)	connected advisers of the company and persons controlling, controlled by, or under the same control as, such connected advisers;

(3)	the directors of the company or of any paragraph (1) associate of the company (together, in each case, with their close relatives and related trusts);

(4)	the pension funds of the company or a paragraph (1) associate of the company;

(5)	any investment company, unit trust or other person whose investments an associate of the company manages on a discretionary basis, in respect of the relevant investment accounts;

(6)	an employee benefit trust of the company or of a paragraph (1) associate of the company; and

(7)	a company having a material trading arrangement with the company;

“connected adviser” has the meaning given to it in the City Code;

“connected person” in relation to a director of Apollo Global, Apollo UK or BPP includes (a) such director’s spouse or civil partner and children or step-children under the age of 18; (b) the trustee(s) of any trust for the benefit of such director and/or any person mentioned in (a); (c) any company in which such director and/or any person mentioned in (a) or (b) is entitled to exercise or control the exercise of one-third or more of the voting power, or which is accustomed to act in accordance with the directions of such director or any such person; and (d) any other person whose interests in shares are taken to be interests of such director pursuant to Part 22 of the Companies Act 2006;
“control” means an interest, or interests, in shares carrying in aggregate 30 per cent. or more of the voting rights attributable to the share capital of a company which are currently exercisable at a general meeting, irrespective of whether such interest(s) give(s) de facto control;
“dealing” has the meaning given to it in the City Code and “dealt” has the corresponding meaning;
“Disclosure Date” means the close of business on 19 June 2009, being the latest practicable date prior to the posting of this document;
“Disclosure Period” means the period commencing on 29 April 2008 (being the date 12 months prior to the date of commencement of the Offer Period) and ending on the Disclosure Date;
“exempt fund manager” and “exempt principal trader” have the meanings given to them in the City Code;
“interest” in relevant securities has the meaning given to it in the City Code;
“Offer Period” means in this context the period commencing on 29 April 2009 and ending on the Disclosure Date;
“relevant securities of Apollo Global” means shares in the capital of Apollo Global or Apollo UK and securities of Apollo Global or Apollo UK carrying conversion or subscription rights into such shares;
“relevant securities of BPP” means BPP Shares and securities of BPP carrying conversion or subscription rights into BPP Shares; and
“short position” means any short position (whether conditional or absolute and whether in the money or otherwise), including any short position under a derivative, any agreement to sell or any delivery obligation or right to require another person to purchase or take delivery.
4.2	Interests in relevant securities of BPP
(a)	As at the Disclosure Date, the following persons deemed to be acting in concert with Apollo Global and Apollo UK were interested in relevant securities of BPP as set out below:

Holdings of BPP Shares

Number of BPP
Name	Shares

Credit Suisse Securities (Europe) Limited	1,245,298
Credit Suisse (Luxembourg) SA	1,803
Credit Suisse Asset Management UK Ltd	76,577
Note:	The BPP Shares referred to above are held by Credit Suisse’s client facilitation business and are not held by its proprietary trading desk or for Credit Suisse’s beneficial interest.

(b)	As at the Disclosure Date, BPP Directors and/or their connected persons had interests in relevant securities of BPP as set out below:

Holdings of BPP Shares (beneficial unless otherwise noted below)

Number of
Executive Director	BPP Shares owned

Roger Siddle[1]	66,400
Carl Lygo	17,412
Chris Ross-Roberts[1]	22,182
Saieem Hussain[2]	21,698

Number of
Non-Executive Director	BPP Shares owned

David Sugden	19,500
John Warren[1]	3,000
Michael Kirkham	2,380
Nicola Nicholls	6,334
Notes:

1	Entire interest held beneficially by their respective connected persons

2	2,530 BPP Shares held beneficially, the balance is held beneficially by his connected person
 Options and awards under the BPP Share Schemes

	Relevant BPP		Outstanding	Grant price/	Date from
Director	Share Schemes		options at	Share price at	which
participant	(see key below)	Grant date	7 May 2009	grant date (p)	exercisable	Date of expiry

Saieem Hussain	1a	17 Mar 05	19,000	350	17 Mar 08	17 Mar 15
Saieem Hussain	1a	18 Aug 06	33,565	432	18 Aug 09	18 Aug 16
Saieem Hussain	1b	18 Aug 06	6,944	432	18 Aug 09	18 Aug 16
Saieem Hussain	2	8 Oct 07	792	484.50	1 Nov 10	1 Apr 11
Saieem Hussain	2	7 Oct 08	1,012	379.10	1 Nov 11	1 Apr 12
Saieem Hussain	3	27 Jun 07	42,088	594	27 Jun 10	27 Jun 10
Saieem Hussain	3	17 Mar 08	58,763	485	17 Mar 11	17 Mar 11
Carl Lygo	1a	17 Mar 05	64,137	350	17 Mar 08	17 Mar 15
Carl Lygo	1a	18 Aug 06	48,611	432	18 Aug 09	18 Aug 16
Carl Lygo	1b	18 Aug 06	6,944	432	18 Aug 09	18 Aug 16
Carl Lygo	2	3 Oct 06	1,034	365.50	1 Nov 09	1 Apr 10
Carl Lygo	2	8 Oct 07	792	484.50	1 Nov 10	1 Apr 11
Carl Lygo	2	7 Oct 08	506	379.10	1 Nov 11	1 Apr 12
Carl Lygo	3	27 Jun 07	42,088	594	27 Jun 10	27 Jun 10
Carl Lygo	3	17 Mar 08	58,763	485	17 Mar 11	17 Mar 11
Roger Siddle	3	17 Mar 08	82,474	485	17 Mar 11	17 Mar 11
Roger Siddle	4a	1 May 08	9,921	504	1 May 11	1 May 11
Roger Siddle	4b	1 May 08	92,642	504	1 May 11	1 May 11
Chris Ross-Roberts	1a	16 Aug 05	46,405	377.50	16 Aug 08	16 Aug 15
Chris Ross-Roberts	1b	16 Aug 05	7,900	377.50	16 Aug 08	16 Aug 15
Chris Ross-Roberts	1a	18 Aug 06	54,398	432	18 Aug 09	18 Aug 16
Chris Ross-Roberts	2	3 Oct 06	1,034	365.50	1 Nov 09	1 Apr 10
Chris Ross-Roberts	2	8 Oct 07	396	484.50	1 Nov 10	1 Apr 11
Chris Ross-Roberts	2	7 Oct 08	1,012	379.10	1 Nov 11	1 Apr 12
Chris Ross-Roberts	3	27 Jun 07	46,296	594	27 Jun 10	27 Jun 10
Chris Ross-Roberts	3	17 Mar 08	47,010	485	17 Mar 11	17 Mar 11
Chris Ross-Roberts	4a	1 May 08	13,641	504	1 May 11	1 May 11
Chris Ross-Roberts	4b	1 May 08	27,282	504	1 May 11	1 May 11
Key for BPP Share Schemes:
1a.	BPP Holdings plc 2003 Employee Share Option Scheme: Unapproved Plan

1b.	BPP Holdings plc 2003 Employee Share Option Scheme: Approved Plan

2.	BPP Holdings plc 2000 Sharesave Scheme

3.	BPP Holdings plc 2007 Performance Share Plan

4a.	BPP Holdings plc Share Matching Plan — Investment Share Awards

4b.	BPP Holdings plc Share Matching Plan — Matching Share Awards

As explained in paragraph 7 of Part II, certain of the Directors will receive cash payments in lieu of the awards under the SMP and PSP which were not granted to them in 2009 due to regulatory reasons as follows (in each case, assuming that the Scheme becomes effective on 30 July as currently expected):

Roger Siddle:	£354,223
Carl Lygo:	£136,757
Chris Ross-Roberts:	£130,501
Saieem Hussain:	£118,771
(c)	As at the Disclosure Date, the employee benefit trust of BPP held the following BPP Shares:

Number of
Name	BPP Shares held

Halifax EES Trustees International Limited as trustee of the BPP
Holdings plc
Employee Share Ownership Trust	1,433,825
4.3	Dealings in relevant securities of BPP
(a)	During the Offer Period, Nicola Nicholls acquired by means of inheritance 1,334 BPP Shares on 9 June 2009 for no consideration.

(b)	From 28 April 2008 to 18 June 2009, Credit Suisse and/or persons controlling, controlled by or under the same control as Credit Suisse (other than in the capacity of an exempt fund manager or exempt principal trader) have dealt in relevant securities of BPP as set out below on an aggregated basis:

		Highest	Lowest	Number of
	Number of BPP	price	price	BPP	Highest price	Lowest price
Period	Shares bought	(buy) (pence)	(buy) (pence)	Shares sold	(sell) (pence)	(sell) (pence)

29 April 2009 — 18 June 2009	1,262,059	620	550	15,647	619	535
1 April 2009 — 28 April 2009	854	372	365	775	395	395
1 March 2009 — 31 March 2009	12,262	371	357	3,514	370	350
1 February 2009 — 28 February 2009	3,545	325	317	3,545	325	317
1 January 2009 — 31 January 2009	70,501	341	333	68,537	339	330
1 October 2008 — 31 December 2008	130,044	458	317	113,754	458	317
1 July 2008 — 30 September 2008	10,598	470	400	15,940	460	390
28 April 2008 — 30 June 2008	11,977	518	503	6,358	507	504
A full list of all dealings referred to in this paragraph has been put on display at the offices of Macfarlanes LLP at 20 Cursitor Street, London, EC4A 1LT during normal business hours on any business day up to the Effective Date.

(c)	During the Offer Period, the employee benefit trust of BPP transferred the following BPP Shares from the trust to certain non-director participants to satisfy the exercise of options under the BPP Share Schemes.

Number of BPP
Date of exercise of options	Shares

22 April 2009	8,952
8 May 2009	21,598
10 June 2009	55,836

4.4	Interests in Apollo Global shares

The following persons have pre-existing interests in Apollo Global such that they have a potential direct or indirect interest of 5 per cent. or more in the equity capital of BPP:

Name	Percentage Interest
Apollo Group, Inc.	80.1%
The Carlyle Group	19.9%
4.5	General

Save as Disclosed in this document:
(a)	as at the Disclosure Date, none of (i) Apollo Global or Apollo UK, (ii) any director of Apollo Global or Apollo UK or any connected person of any such director, (iii) any person acting in concert with Apollo Global or Apollo UK, or (iv) any person with whom Apollo Global, Apollo UK or any person acting in concert with Apollo Global and/or Apollo UK had an arrangement of the kind referred to in Note 6(b) on Rule 8 of the City Code, had any interest in, right to subscribe in respect of, or short position in respect of relevant securities of BPP and no such person has dealt in any relevant securities of BPP during the Disclosure Period;

(b)	as at the Disclosure Date, neither Apollo Global nor Apollo UK, nor any person acting in concert with Apollo Global or Apollo UK has borrowed or lent any relevant securities of BPP;

(c)	as at the Disclosure Date, none of (i) BPP, (ii) any director of BPP, or any connected person of any such director, (iii) any paragraph (1) associate of BPP, (iv) any pension fund or employee benefit trust of BPP or any paragraph (1) associate of BPP, (v) any connected adviser to BPP or any paragraph (1) associate of BPP or person (other than an exempt fund manager or exempt principal trader) controlling, controlled by or under the same control as any such connected adviser, or (vi) any person with whom BPP or any person who is an associate of BPP by virtue of any of paragraphs (1), (2), (3) and (4) of the definition of “associate” in paragraph 4.1 of this Part V had an arrangement of the kind referred to in Note 6(b) on Rule 8 of the City Code, had any interest in, right to subscribe in respect of, or short position in relation to relevant BPP securities and no such person has dealt in any relevant securities of BPP during the Offer Period;

(d)	as at the Disclosure Date, neither BPP nor any person acting in concert with it has borrowed or lent any relevant securities of BPP;

(e)	as at the Disclosure Date, none of BPP, the BPP Directors or any person connected with any BPP Director has any interest in or right to subscribe in respect of or short position in respect of relevant securities of Apollo Global or Apollo UK and no such person has dealt in relevant securities of Apollo Global or Apollo UK during the Offer Period;

(f)	as at the Disclosure Date, neither Apollo Global, Apollo UK nor any person acting in concert with Apollo Global and/or Apollo UK has any arrangement of the kind referred to in Note 6(b) on Rule 8 of the City Code with any other person; and

(g)	as at the Disclosure Date, neither BPP nor any person who is an associate of BPP by virtue of any of paragraphs (1), (2), (3) or (4) of the definition of “associate” in paragraph 4.1 of this Part V has any arrangement of the kind referred to in Note 6(b) on Rule 8 of the City Code with any other person.
5	Irrevocable undertakings

5.1	Apollo UK has received irrevocable undertakings to: (i) vote in favour of the Acquisition at the Court Meeting; (ii) vote in favour of the resolutions required to implement the Acquisition to be proposed at the General Meeting; and (iii) if the Acquisition is subsequently structured as a takeover offer, to accept any potential recommended takeover offer made by Apollo Global, from all of the BPP Directors who have a beneficial holding of BPP Shares in respect of their entire beneficial interest, amounting to an aggregate of 48,156 BPP Shares, representing approximately 0.1 per cent. of BPP’s existing issued share capital. The BPP Directors who have given such irrevocable undertakings are as follows:

	Number of	% of existing
Name	BPP Shares	issued BPP Shares
David Sugden	19,500	0.04%
Carl Lygo	17,412	0.04%
Nicola Nicholls	6,334	0.01%
Saieem Hussain	2,530	0.005%
Michael Kirkham	2,380	0.005%

Total	48,156	0.1%

The irrevocable undertakings given by BPP Directors will cease to be binding if: (i) the BPP Board withdraws its recommendation of the Acquisition, (ii) the Scheme is not approved by the requisite majority of BPP Shareholders at the General Meeting, or (iii) in the event that Apollo Global makes a subsequent offer on revised proposed terms which are no less favourable to BPP Shareholders and this subsequent offer is not recommended by the BPP Board.

A copy of the irrevocable undertakings is available for inspection by BPP Shareholders for the period from the posting of this document to the end of the Offer Period.

6	Persons acting in concert

6.1	The persons who, for the purposes of the City Code, are acting, or deemed to be acting, in concert with Apollo Global and Apollo UK include:
(a)	Apollo Group;

(b)	the Apollo Global Directors and Apollo UK Directors, other members of the Apollo Global Group and associated companies of members of the Apollo Global Group; and

(c)	Credit Suisse, whose registered office is at One Cabot Square, London E14 4QJ, financial advisers to Apollo Global and Apollo UK in connection with the Acquisition.
6.2	The persons who, for the purposes of the City Code, are acting, or deemed to be acting, in concert with BPP include:
(a)	the BPP Directors, other members of the BPP Group and associated companies of members of the BPP Group;

(b)	Hawkpoint Partners Limited, whose registered office is at 41 Lothbury, London EC2R 7AE, financial advisers to BPP in connection with the Acquisition; and

(c)	Panmure Gordon (UK) Limited and Investec Bank plc, joint corporate brokers to BPP.
7	Material contracts
The following contracts, being contracts entered into not in the ordinary course of business, have been entered into by BPP and its subsidiaries since 29 April 2007 (being the date two years prior to the commencement of the Offer Period) and are or may be material:
7.1	The Implementation Agreement

Apollo Global and BPP have entered into the Implementation Agreement which provides, inter alia, for the implementation of the Scheme and related matters in accordance with an agreed indicative timetable and contains certain assurances and confirmations between BPP, Apollo UK and Apollo Global. Under the Implementation Agreement, the parties agreed to implement the Scheme on a timely basis and BPP agreed to take all steps reasonably necessary to implement the Scheme.

BPP has agreed to co-operate with Apollo Global and Apollo UK in the preparation of integrated financial statements, including providing (subject to Rule 20.2 of the City Code) such information as is reasonably requested by Apollo Global or Apollo UK to facilitate the integration of BPP into the Wider Apollo Global Group and the financing or any refinancing by Apollo UK and Apollo Global of the Acquisition. In addition, following the date of the Court Meeting and General Meeting and subject to the passing of the resolutions proposed at those Meetings, BPP will, and will procure that its subsidiaries will, assist Apollo UK in preparing for the integration of BPP into the Wider Apollo Global Group.

Further, BPP has given certain undertakings in relation to the conduct of the business within certain constraints between the date of the Court Meeting and General Meeting and the completion of the Acquisition. These undertakings are subject to the statutory and fiduciary duties of the BPP Directors, the provisions of the City Code, and the passing of the resolutions proposed at those Meetings.

The Implementation Agreement terminates in certain circumstances, including:
•	if the Acquisition is not sanctioned by the BPP Shareholders;

•	if the Court declines or refuses to sanction the Scheme;

•	if the Acquisition has not become effective by 30 November 2009, or such later date as Apollo UK and BPP may agree;

•	the Scheme lapses or is withdrawn;

•	an obligation to pay the inducement fee under the Inducement Fee Letter arises; or

•	by notice from either Apollo UK or BPP in certain defined circumstances, including if the recommendation of the BPP Board is withdrawn, modified or qualified.
7.2	Inducement Fee Letter

BPP has entered into an inducement fee and exclusivity agreement with Apollo Global under which BPP has given various undertakings to Apollo Global, including an undertaking that it will not solicit or initiate any possible offer for BPP or any other transaction which is inconsistent with, or an alternative to, the Acquisition.

BPP has agreed under the inducement fee agreement to pay an inducement fee to Apollo Global of one per cent. of the value of the Acquisition (inclusive of any recoverable VAT), calculated on a fully diluted basis. The inducement fee will be payable if an Independent Inconsistent Transaction is announced under Rule 2.5 of the City Code which is subsequently approved or recommended by the BPP Board or subsequently becomes or is declared unconditional in all respects or completes (as relevant).

If BPP is approached by a third party with a view to making an Independent Inconsistent Transaction and prior to such Independent Inconsistent Transaction becoming the subject of an announcement under Rule 2.5 of the City Code, if the BPP Board determines (acting reasonably and in good faith) that it is intending to recommend that Independent Inconsistent Transaction, BPP shall, as soon as reasonably practicable, notify Apollo UK of the fact of that approach and shall provide Apollo UK a period of 72 hours to revise and amend the terms of the Acquisition during which they will not recommend the Independent Inconsistent Transaction. If Apollo Global revises the terms of the Acquisition so that the value of the consideration is not less than the value offered by the Independent Inconsistent Transaction, the BPP Board shall recommend the revised Acquisition to the BPP Shareholders. The obligations of BPP that are summarised in this paragraph are subject to the statutory and fiduciary duties of the BPP Directors.

7.3	£30,000,000 multi-currency revolving credit facility

BPP entered into a £30,000,000 multi-currency revolving credit facility with the Royal Bank of Scotland plc (the “Bank”) acting as agent for National Westminster Bank plc on 17 December 2008 for the purpose of refinancing existing facilities with the Bank and to assist with the working capital requirement of BPP. Although the facility is scheduled to mature on 28 November 2011, BPP may request the facility be extended, although this is at the sole discretion of the Bank.

As at 19 June 2009 (being the last business day prior to the posting of this document), £10,000,000 had been drawn down under the revolving credit facility.

8	BPP Directors’ service contracts and letters of appointment

8.1	The details of the service contracts of the BPP Executive Directors are as follows:

			Base annual
Name	Date of agreement	Expiry terms	salary (£)
Roger Siddle	9 August 2007	Indefinite term, terminable by BPP or by Roger Siddle on 12 months’ notice.	410,000

Carl Lygo	19 January 2005	Indefinite term, terminable by BPP or by Carl Lygo on 12 months’ notice.	292,100

Saieem Hussain	17 May 2004	Indefinite term, terminable by BPP or by Saieem Hussain on 12 months’ notice.	292,100

Chris Ross-Roberts	1 June 2005	Indefinite term, terminable by BPP on 12 months’ notice or by Chris Ross-Roberts on 6 months’ notice.	292,100
8.2	Further details of the BPP Executive Directors’ service contracts and remuneration packages are as follows:
(a)	Salary review

The BPP Executive Directors’ salaries are reviewed annually with no presumption that there will be an increase.

(b)	Bonuses

The BPP Executive Directors are eligible for bonuses up to a maximum of 75 per cent. of basic salary (Chief Executive) or 50 per cent. of basic salary (other BPP Executive Directors). Bonuses are determined by reference to both financial performance and personal objectives.

In recognition of the satisfaction of certain of the targets set for them, BPP also proposes to pay out a proportion of the BPP Executive Directors’ 2009 annual discretionary bonuses on completion of the Acquisition; the amount payable is equal to 50 per cent of their maximum discretionary bonus opportunity. The aggregate amount of these accelerated discretionary bonus payments is £372,844. The breakdown of this amount is as follows:

Roger Siddle:	£153,750
Carl Lygo:	£73,031
Chris Ross-Roberts:	£73,031
Saieem Hussain:	£73,031

In addition, an aggregate of £244,500 retained by BPP from the BPP Executive Directors’ annual bonuses for the previous financial year will be released to them. The breakdown of this amount is as follows:

Roger Siddle:	£100,000
Carl Lygo:	£58,500
Chris Ross-Roberts:	£50,500
Saieem Hussain:	£35,500
The SMP requires BPP Executive Directors to defer a proportion of their bonus earned in respect of the previous financial year (up to a maximum of 25 per cent. of annual base salary) as an investment in BPP Shares. In the event that the deferred amount is less than 25 per cent. of the BPP Executive Director’s annual base salary, he may voluntarily defer a further proportion of up to 100 per cent. of his bonus or invest further funds from his own resources to make up all or a proportion of that shortfall. These shares are held until the third anniversary of their purchase. Roger Siddle, in addition to the deferred proportion of his annual bonus, may defer a further proportion of his bonus or invest further funds from his own resources so that the annual total value of shares qualifying for matching under the SMP may be up to an aggregate of £250,000.

The PSP permits conditional share awards or nil cost options to be granted annually to high performing individuals in business critical roles up to a maximum level of 100 per cent. of basic salary. Shares granted are held on trust and vesting is based on the achievement of what the Remuneration Committee believe to be the stretching earnings per share targets over a three year period. In practice, the Remuneration Committee applies the maximum level for Roger Siddle, a maximum 80 per cent. of basic salary for the other BPP Executive Directors and lower percentages of basic salaries for individuals below the level of the board of BPP.

The ESOS, which has both approved and unapproved elements, allows share options to be granted up to a maximum of 100 per cent. of basic salary.

Saieem Hussain, Carl Lygo and Chris Ross-Roberts also participate in the all-employee Sharesave Scheme.

(c)	Payments in lieu of notice on termination

A payment in lieu of the notice period may be paid to any of the BPP Executive Directors at the discretion of BPP on the giving of notice by either BPP or that BPP Executive Director.

In the service contracts of Carl Lygo and Roger Siddle, there is a clause whereby if BPP wishes to terminate the BPP Executive Director’s employment, this may be done immediately by paying a lump sum, net of taxes and other deductions, equal to the sum that the director would have earned by way of basic salary (at their then annual rate) for the period of notice. Roger Siddle would receive an additional lump sum of 50 per cent. of the maximum bonus due subject to such conditions as the Remuneration Committee may decide at the time of termination.

(d)	Expenses

Each BPP Executive Director is entitled to be reimbursed for all reasonable expenses (including professional subscriptions) incurred during the proper performance of their duties.

Chris Ross-Roberts and Saieem Hussain are entitled to an interest-free loan to buy a travel season ticket.

(e)	Pension

Chris Ross-Roberts and Saieem Hussain are entitled to join BPP’s stakeholder pension scheme with an option of salary exchange under which a portion of their salary may be sacrificed in favour of enhanced pension contributions. In the case of Chris Ross-Roberts, the salary exchange is also available for any private pension and life insurance he may have.

Roger Siddle is not entitled to any pension provision with BPP.

Carl Lygo may irrevocably surrender certain salary and bonuses in exchange for contributions to his personal pension plan equal to the value of the salary or bonus surrendered.

(f)	Insurance

Chris Ross-Roberts, Roger Siddle and Carl Lygo (and their spouses and any children they may have under the age of 21) are entitled to be full members of BPP’s private medical insurance scheme. They are also entitled to participate in BPP’s permanent health insurance scheme.

Saieem Hussain is also entitled to join BPP’s personal health care insurance and permanent health insurance schemes.

The BPP Executive Directors are covered under the BPP Group income protection policy which pays a benefit after a 26 week incapacity qualifying period at a rate of 75 per cent. of basic salary less any state incapacity benefit received. The benefit under the policy to an individual is limited to a maximum £250,000. Where the benefit reaches the maximum level then the policy, in addition, pays employer’s national insurance.

The BPP Executive Directors are covered by the BPP Group life policy. This provides a death benefit of 4 times basic salary subject to a maximum cap on the benefit for an individual of £1,000,000. This maximum cap is removed by the provider subject to the individual completing a satisfactory medical examination.
8.3	The details of the BPP Non-Executive Directors’ letters of appointment are as follows:

	Date of current
	letter of	Appointment
Name	appointment	commenced	Term of appointment	Annual fee (£)
David Sugden	12 December 2006	1 July 2004	3 year term commencing on 1 July 2006, to be extended for a second 3 year term after the initial term unless previously terminated on 3 months notice. A final third 3-year term may be entered into by BPP and David Sugden, subject to a resolution of the BPP Directors.	105,000

Michael Kirkham	7 September 2006	1 October 2006	3 year term, which may be extended for a second 3 year term after the initial term subject to satisfactory performance and re-election at annual general meetings. The appointment may be terminated at any time on 3 months notice.	35,000

John Warren	12 December 2006	1 May 2006	3 year term from the date appointment commenced, to be extended for a second 3 year term after the initial term unless terminated on 3 months notice. A final third 3-year term may be entered into by BPP and John Warren, subject to a resolution of the BPP Directors.	35,000

Nicola Nicholls	9 May 2008	19 May 2008	3 year term, which may be extended for a second 3 year term after the initial term subject to satisfactory performance and re-election at annual general meetings. The appointment may be terminated at any time on 3 months notice.	30,000

8.4	Further details of the BPP Non-Executive Directors’ terms of appointments are as follows:
(a)	Reappointments

David Sugden was initially appointed as a BPP Non-Executive Director on 1 July 2004 on an annual fee of £25,000. He was appointed Deputy Chairman with effect from 1 October 2005 on a fee of £60,000 which rose to £90,000 on 1 January 2006. He was appointed Chairman on 1 July 2006 with his fee increasing to £105,000 from 1 January 2007.

John Warren was initially appointed as a BPP Non-Executive Director on 1 May 2006 on an annual fee of £30,000 and was reappointed on his present terms with effect from 1 May 2009.

John Warren and Michael Kirkham earn an annual fee of £30,000 and earn an extra £5,000 on account of their positions as chairmen of BPP committees.

(b)	Payments in lieu of notice on termination

BPP may at their sole discretion terminate any BPP Non-Executive Director’s appointments immediately with the payment of their salary in lieu of any required notice.

(c)	Expenses

BPP Group will reimburse all BPP Non-Executive Directors for all reasonable expenses incurred in the performance of their duties.

The BPP Non-Executive Directors may also seek independent professional advice if required for a matter relating to his duties to be reimbursed by BPP with their prior approval.

(d)	Insurance

The BPP Non-Executive Directors are covered by the Company’s directors and officers liability insurance for the full period of their appointment in respect of claims, irrespective of when they arise.
9	Sources of information and bases of calculations

9.1	The value of £303.5 million placed by the Scheme on the existing issued and to be issued ordinary share capital of BPP is based on 48,952,695 BPP Shares in issue as at 19 June 2009 (being the latest practicable date prior to the date of this document).

9.2	Unless otherwise stated, financial information relating to BPP has been extracted from the Annual Report and Accounts of BPP for the financial year ended 31 December 2008 and the unaudited Interim Management Statement dated 30 April 2009.

9.3	Unless otherwise stated, financial information relating to Apollo Global has been extracted from the consolidated statements of Apollo Group for the year ended 31 August 2008.

10	General

10.1	Hawkpoint has given and not withdrawn its written consent to the issue of this document with the inclusion of the references to its name in the form and context in which they appear.

10.2	Credit Suisse has given and not withdrawn its written consent to the issue of this document with the inclusion of the references to its name in the form and context in which they appear.

10.3	Save as Disclosed in this document, there is no agreement, arrangement or understanding (including any compensation arrangement) between Apollo Global, Apollo UK or any person acting in concert with either of them and any of the directors, recent directors, shareholders or recent shareholders of BPP, or any person interested or recently interested in BPP Shares, having any connection with or dependence on or which is conditional upon the outcome of the Acquisition.

10.4	There is no agreement, arrangement or understanding whereby the beneficial ownership of any of the BPP Shares to be acquired by Apollo Global or Apollo UK will be transferred to any other person, save that Apollo Global or Apollo UK reserves the right to transfer any such shares to any member of the Apollo Global Group.

10.5	Save as Disclosed in this document, the BPP Directors are not aware of any material change in the financial or trading position of BPP since 31 December 2008, the date to which the latest published audited accounts of BPP were prepared.

10.6	Save as Disclosed in this document, the BPP Directors have not entered into or amended within six months of the date of this document their service contracts or letters of appointment as applicable.

11	Documents available for inspection
Copies of the following documents will be available for inspection at the offices of Macfarlanes LLP, at 20 Cursitor Street, London EC4A 1LT, during normal business hours on any business day up to and including the Effective Date:
11.1	the current memorandum and articles of association of BPP;

11.2	the memorandum and articles of association of BPP, marked to show the changes set out in the Special Resolution to be proposed at the General Meeting;

11.3	the memorandum and articles of association of Apollo UK;

11.4	the audited consolidated financial statements of BPP for the two financial years ended 31 December 2007 and 31 December 2008;

11.5	the service contracts and letters of appointment of the BPP Directors referred to in paragraph 8 of this Part V;

11.6	the letters of consent referred to in paragraphs 10.1 and 10.2 of this Part V;

11.7	the Inducement Fee Letter and other material contracts referred to in paragraph 7 of this Part V;

11.8	a full list of dealings by Credit Suisse during the Disclosure Period, as referred to in paragraph 4.3(b) of this Part V;

11.9	the irrevocable undertakings referred to in paragraph 5 of this Part V; and

11.10	the Announcement, this document and the Forms of Proxy.

PART VI
THE SCHEME OF ARRANGEMENT

IN THE HIGH COURT OF JUSTICE	No. 15219 of 2009
CHANCERY DIVISION
COMPANIES COURT
IN THE MATTER OF BPP HOLDINGS PLC
and
IN THE MATTER OF THE COMPANIES ACTS 1985 AND 2006

SCHEME OF ARRANGEMENT
(under Part 26 of the Companies Act 2006)
BETWEEN
BPP HOLDINGS PLC
AND
THE HOLDERS OF SCHEME SHARES
(as hereinafter defined)

PRELIMINARY
(A)	In this Scheme, unless inconsistent with the subject or context, the following expressions have the following meanings:
Apollo Global: Apollo Global, Inc. a company incorporated under the laws of Delaware whose principal executive offices are at 4025 S. Riverpoint Parkway, Phoenix, Arizona 85040
Apollo Global Group: Apollo Global and its subsidiaries and subsidiary undertakings and, where the context permits, each of them
Apollo UK: Apollo UK Acquisition Company Limited, a private limited company incorporated in England and Wales with registered number 6920380
BPP or the Company: BPP Holdings Plc, a public company incorporated in England and Wales with registered number 1245304
BPP Shares: ordinary shares of 10 pence each in the capital of BPP certificated or in certificated form: not in uncertificated form (that is, not in CREST)
Companies Act 1985: the Companies Act 1985 (as amended from time to time), to the extent that it is in force as at the date of this amendment
Companies Act 2006: the Companies Act 2006 (as amended from time to time), to the extent that it is in force as at the date of this amendment
Court: the High Court of Justice in England and Wales
Court Hearing: the hearing by the Court of the application to sanction this Scheme under Part 26 of the Companies Act 2006 and to confirm the reduction of capital provided for under Section 137 of the Companies Act 1985

Court Meeting: the meeting or meetings of Scheme Shareholders (and any adjournment thereof) convened pursuant to an order of the Court under section 896 of the Companies Act 2006 for the purpose of considering and, if thought fit, approving the Scheme (with or without amendment), notice of which is set out in the Scheme Document
Court Order: the order of the Court sanctioning the Scheme under Part 26 of the Companies Act 2006 and confirming the reduction of share capital under section 137 of the Companies Act 1985 provided for in the Scheme
CREST: the relevant system (as defined in the CREST Regulations), in respect of which Euroclear is the Operator (as defined in the CREST Regulations)
CREST Manual: the CREST Manual published by Euroclear, as amended from time to time
CREST Regulations: the Uncertificated Securities Regulations 2001 (as amended from time to time)
Effective Date: the date on which this Scheme becomes effective in accordance with clause 5 of this Scheme
Euroclear: Euroclear UK & Ireland Limited
holder: a registered holder (including any person(s) entitled by transmission)
Scheme: this scheme of arrangement in its present form or with or subject to any modification, addition or condition approved or imposed by the Court
Scheme Document: the circular to holders of BPP Shares, of which this Scheme forms part
Scheme Record Time: 11:59 p.m. (London time) on the day on which the Court Order is made
Scheme Shareholder(s): holder(s) of Scheme Shares
Scheme Shares:
(i)	the BPP Shares in issue (but not held in treasury) at the date of this document;

(ii)	any BPP Shares issued (or transferred out of treasury) after the date of this document and before the Voting Record Time; and

(iii)	any BPP Shares issued (or transferred out of treasury) at or after the Voting Record Time and at or before the Scheme Record Time, either on terms that the original or any subsequent holders of such shares shall be bound by the Scheme, or in respect of which the original or any subsequent holders of such shares are, or shall have agreed in writing to be, bound by the Scheme, in each case other than any BPP Shares held or beneficially owned by any member of the Apollo Global Group
TTE Instruction: a transfer to escrow instruction as defined in the CREST Manual uncertificated or in uncertificated form: recorded on the relevant register of members as being held in uncertificated form and title to which may, by virtue of the CREST Regulations, be transferred by means of CREST
United States or US: the United States of America
Voting Record Time: 6:00 p.m. (London time) on the day which is two days before the date of the Court Meeting or, if the Court Meeting is adjourned, 6:00 p.m. (London time) on the day which is two days before the date of such adjourned meeting and references to clauses are to clauses of this Scheme and all times referred to in this Scheme are London times unless otherwise specified.

(B)	The authorised share capital of the Company at the date of this Scheme is £6,990,000 divided into 69,900,000 BPP Shares, of which, as at the close of business on 19 June 2009, 48,952,695 BPP Shares had been issued and were credited as fully paid and the remainder were unissued.

(C)	Prior to the date of the Court Hearing, Apollo UK will acquire, and will become the registered holder or beneficial owner of, at least one BPP Share.

(D)	Apollo UK has agreed to appear by counsel at the Court Hearing and to undertake to the Court to be bound by this Scheme and to execute and do and procure to be executed and done all such documents, acts and things as may be necessary or desirable to be executed or done by it for the purpose of giving effect to this Scheme.
THE SCHEME
1	Cancellation of the Scheme Shares

1.1	The capital of the Company shall be reduced by cancelling and extinguishing all of the Scheme Shares.

1.2	Subject to and forthwith upon the said reduction of capital taking effect:
(a)	the authorised share capital of the Company shall be increased to its former amount by the creation of such number of new BPP Shares as shall be equal to the number of Scheme Shares cancelled pursuant to clause 1.1; and

(b)	the reserve arising in the books of account of the Company as a result of the said reduction of capital shall be capitalised and applied in paying up in full at par the new BPP Shares created pursuant to clause 1.2.(a), which shall be allotted and issued credited as fully paid up to Apollo UK and/or its nominee(s) (as Apollo UK may direct) in consideration for the sums to be paid by Apollo UK as set out in clause 2.
2	Consideration for the cancellation of the Scheme Shares
In consideration for the cancellation of the Scheme Shares and the allotment and issue of new BPP Shares as provided in clause 1, Apollo UK shall pay or procure to be paid to or for the account of the holders of Scheme Shares (as appearing in the register of members of the Company at the Scheme Record Time), in accordance with the provisions of clause 3:

for each Scheme Share	620 pence in cash
3	Settlement

3.1	Not later than 14 days after the Effective Date, Apollo UK shall:
(a)	in the case of Scheme Shares which at the Scheme Record Time are in certificated form, despatch or procure to be despatched to the persons entitled thereto (or as they may direct) in accordance with the provisions of clause 3.2, cheques for the sums payable to them respectively in accordance with clause 2; or

(b)	in the case of Scheme Shares which at the Scheme Record Time are in uncertificated form, arrange for the creation of an assured payment obligation in favour of the payment banks of the persons entitled thereto in accordance with the CREST assured payment arrangements (as set out in the CREST Manual) in respect of the sums payable to them respectively in accordance with clause 2, PROVIDED that Apollo UK reserves the right to make payment of the said sums by cheque as aforesaid if, for any reason, it wishes to do so.
3.2	All deliveries of cheques required to be made pursuant to this Scheme shall be effected by sending the same by first class post in pre-paid envelopes addressed to the persons entitled thereto at their respective addresses, as appearing in the register of members of BPP as at the Scheme Record

Time or, in the case of joint holders, at the registered address of the joint holder whose name stands first in such register at such time (except in either case as otherwise directed in writing by the relevant holder or joint holders).
3.3	All cheques shall be in pounds sterling drawn on a UK clearing bank and shall be made payable to the person to whom, in accordance with the foregoing provisions of this clause 3, the envelope containing the same is addressed. The encashment of any such cheque shall be a complete discharge of Apollo UK’s obligation under this Scheme to pay the monies represented thereby. The creation of an appropriate assured payment obligation as set out in Clause 3.1(b) above shall be a complete discharge of Apollo UK’s obligation under this Scheme with reference to payments made through the CREST system.

3.4	None of BPP, Apollo UK or Apollo Global, or their respective agents and/or nominee(s) shall be responsible for any loss or delay in the posting or transmission of any documents, remittance or cheques sent or transmitted in accordance with this Scheme and which shall be sent at the risk of the persons entitled thereto.

3.5	The provisions of this clause 3 shall be subject to any condition or prohibition imposed by law.

4	Certificates and cancellations
With effect from, and including, the Effective Date:
4.1	all certificates representing Scheme Shares shall cease to have effect as documents of title to the Scheme Shares comprised therein and every Scheme Shareholder shall be bound at the request of the Company to deliver up the same for cancellation to the Company or as it may direct or to destroy the same; and

4.2	Euroclear shall be instructed to cancel the entitlements of Scheme Shareholders to Scheme Shares in uncertificated form. As regards uncertificated Scheme Shares, appropriate entries will be made in the register of members of the Company with effect from the Effective Date to reflect their cancellation.

5	Effective Date

5.1	This Scheme shall become effective as soon as an office copy of the order of the Court sanctioning this Scheme under section 899 of the Companies Act 2006 and confirming the reduction of capital provided for by this Scheme under section 137 of the Companies Act 1985 shall have been delivered to the Registrar of Companies in England and Wales for registration and, in the case of the confirmation of such reduction of capital, registered by him.

5.2	Unless this Scheme shall have become effective on or before 30 November 2009, or such later date, if any, as the Company and Apollo UK may agree and the Court and the Panel on Takeovers and Mergers may allow, this Scheme shall never become effective.

6	Modification

The Company and Apollo UK may jointly consent on behalf of all concerned to any modification of, or addition to, this Scheme or to any condition which the Court may approve or impose.

7	Governing law

This Scheme is governed by English law and is subject to the jurisdiction of the English courts. The rules of the City Code on Takeovers and Mergers will, so far as they are appropriate, apply to this Scheme.
Dated 22 June 2009

PART VII
DEFINITIONS
The following definitions apply throughout this document, unless the context requires otherwise:
Accounting Date: 31 December 2008
Acquisition: the proposed acquisition by Apollo UK of the entire issued and to be issued ordinary share capital of BPP (other than BPP Shares (if any) already held by Apollo Global, Apollo UK, or any member of the Wider Apollo Global Group), as described in this document agreements: arrangements, agreements, commitments, licences, permits, franchises, partnerships, joint ventures, authorisations or other instrument
Announcement: the announcement dated 8 June 2009 by Apollo UK of its firm intention to make the Acquisition
Apollo Global: Apollo Global, Inc., a company incorporated under the laws of Delaware whose principal executive offices are at 4025 S. Riverpoint Parkway, Phoenix, Arizona 85040
Apollo Global Directors: the directors of Apollo Global, whose names are set out in paragraph 2.3 of Part V of this document
Apollo Global Group: Apollo Global and its subsidiaries and subsidiary undertakings and, where the context permits, each of them
Apollo Group: Apollo Group, Inc., a company incorporated under the laws of Arizona whose principal executive offices are at 4025 Riverpoint Parkway, Phoenix, Arizona 85040
Apollo UK: Apollo UK Acquisition Company Limited, a private limited company incorporated in England with registered number 6920380
Apollo UK Directors: the directors of Apollo UK, whose names are set out in paragraph 2.5 of Part V of this document associate: shall be construed in accordance with section 988(1) of the Companies Act 2006 authorisations: authorisations, orders, recognitions, grants, consents, licences, confirmations, clearances, permissions and approvals
BPP or the Company: BPP Holdings plc, a public company incorporated in England and Wales with registered number 1245304
BPP Directors or the BPP Board: the directors of BPP, whose names are set out in paragraph 2.1 of Part V of this document
BPP Executive Directors: the executive directors of BPP as listed as Chief Executive or Executive Director in paragraph 2.1 of Part V
BPP Group: BPP and its subsidiaries and subsidiary undertakings and, where the context permits, each of them
BPP Non-Executive Directors: the BPP Directors other than the Executive Directors
BPP Shareholder(s): the holder(s) of BPP Shares
BPP Shares: ordinary shares of 10 pence each in the capital of BPP
BPP Share Schemes: the PSP, the SMP, the ESOS and the Sharesave Scheme
business day: a day which is not a Saturday, Sunday or public holiday in England
Capita Registrars: a trading name for Capita Registrars Limited

Capital Reduction: the proposed reduction of BPP’s share capital provided for by the Scheme under section 137 of the Companies Act 1985 certificated or in certificated form: not in uncertificated form (that is, not in CREST)
City Code: the City Code on Takeovers and Mergers (as amended from time to time)
Closing Price: the closing middle-market quotation for a BPP Share, as derived from the Daily Official List
Companies Act 1985: the Companies Act 1985 (as amended from time to time) to the extent that it is in force at the date of this document
Companies Act 2006: the Companies Act 2006 (as amended from time to time) to the extent that it is in force at the date of this document
Conditions: the conditions to the implementation of the Acquisition (including the Scheme) set out in Part III of this document
Court: the High Court of Justice in England and Wales
Court Hearing: the hearing by the Court of the application to sanction the Scheme under Part 26 of the Companies Act 2006 and to confirm the Capital Reduction under Section 137 of the Companies Act 1985
Court Meeting: the meeting or meetings of Scheme Shareholders (and any adjournment thereof) convened pursuant to an order of the Court under Part 26 of the Companies Act 2006 for the purpose of considering and, if thought fit, approving the Scheme (with or without amendment), notice of which is set out in Part VIII of this document
Court Order: the order of the Court sanctioning the Scheme under Part 26 of the Companies Act 2006 and confirming the Capital Reduction under Section 137 of the Companies Act 1985
Credit Suisse: Credit Suisse Securities (Europe) Limited, the financial adviser to Apollo Global and Apollo UK in connection with the Acquisition
CREST: the relevant system (as defined in the CREST Regulations), in respect of which Euroclear is the Operator (as defined in the CREST Regulations)
CREST Manual: the CREST Manual published by Euroclear, as amended from time to time
CREST Regulations: the Uncertificated Securities Regulations 2001 (as amended from time to time)
Daily Official List: the daily official list of the London Stock Exchange
Disclosed:
(i)	as disclosed in BPP’s Annual Report and Accounts for the period ended 31 December 2008; or

(ii)	as publicly announced by BPP (through a Regulatory Information Service) prior to the date of this document; or

(iii)	as otherwise fairly disclosed by or on behalf of BPP in writing or in meetings with Apollo UK attended by Hawkpoint, Apollo UK, Apollo Global and Credit Suisse, prior to the date of the Announcement to Apollo UK or any member of the Apollo Group in the course of the negotiations
Effective Date: the date on which the Scheme becomes effective in accordance with its terms
ESOS: together the BPP 2003 Executive Share Option Scheme, the BPP 2003 Executive Share Option Scheme (Unapproved) and the BPP 1996 Executive Share Option Scheme
Euroclear: Euroclear UK & Ireland Limited

Form(s) of Proxy: the blue Form of Proxy for use at the Court Meeting and the white Form of Proxy for use at the General Meeting (or either of them as the context may require), which are being sent to BPP Shareholders with this document
FSA or Financial Services Authority: the Financial Services Authority acting in its capacity as the competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000
General Meeting: the extraordinary general meeting of BPP convened in connection with the Scheme by the notice set out in Part IX of this document (and any adjournment thereof)
Hawkpoint: Hawkpoint Partners Limited
HMRC: HM Revenue & Customs
holder: a registered holder (including any person(s) entitled by transmission)
Implementation Agreement: the implementation agreement dated 7 June 2009 between BPP, Apollo Global and Apollo UK relating, among other things, to the implementation of the Acquisition
Independent Inconsistent Transaction: either:
(i)	an offer, scheme of arrangement, recapitalisation or other transaction which involves a change of control of at least 50 per cent. of the BPP Shares in issue; or

(ii)	any arrangement or transaction which involves or contemplates the transfer of any interest in the whole, or substantially the whole of the undertaking, assets and/or business of BPP or any other member of the BPP Group, which is in each case to be made or entered into by or with a third party which is not acting in concert (as defined in the City Code) with Apollo UK
Inducement Fee Letter: the inducement fee letter dated 29 April 2009 between BPP and Apollo Global intellectual property: all patents, trademarks, trade names, service marks, copyrights, designs, databases and any applications therefore, schematics, technology, know how, computer software, programmes or applications (in both source code and object code form), and tangible or intangible proprietary information or material legal proceedings: actions, suits, proceedings, investigations, references or enquiries
Listing Rules: the listing rules of the Financial Services Authority in its capacity as the UK Listing Authority under the Financial Services and Markets Act 2000 as amended from time to time and contained in the Financial Services Authority’s publication of the same name
London Stock Exchange: London Stock Exchange plc
Mander Portman Woodward or MPW: Mander Portman Woodward Limited, a company incorporated in England and Wales with registered number 1280778
Meeting(s): the Court Meeting and/or the General Meeting, as the case may be
Offer Period: the period commencing on 29 April 2009 and ending on the Effective Date (or such other date as the Panel may determine), provided that references to the Offer Period in paragraph 4 of Part V of this document are to the Offer Period up to the close of business on 19 June 2009 (being the latest practicable date before the posting of this document)
Official List: the Official List of the FSA
Overseas Shareholders: Scheme Shareholders who are resident in or nationals or citizens of jurisdictions outside the United Kingdom or who are nominees of, or custodians or trustees for, citizens or nationals of countries other than the United Kingdom
Panel: the Panel on Takeovers and Mergers

Pounds sterling or £: UK pounds sterling (and references to “pence” or “p” shall be construed accordingly)
PSP: the BPP 2007 Performance Share Plan
Registrar of Companies: the Registrar of Companies in England and Wales
Regulatory Information Service: any of the services set out in Appendix 3 of the Listing Rules relevant asset: land, property or other asset now or previously owned, occupied or made use of by any past or present member of the Wider BPP Group relevant persons: governments, governmental, quasi-governmental, supranational, statutory, investigative, regulatory or administrative bodies or trade agencies, associations, institutions or courts, or professional or environmental bodies, or any other persons or bodies whatsoever in any jurisdiction
Remuneration Committee: the remuneration committee of BPP
Scheme or Scheme of Arrangement: the scheme of arrangement proposed to be made under Part 26 of the Companies Act 2006 between BPP and the Scheme Shareholders, as set out in Part VI of this document, in its present form or with or subject to any modification, addition or condition approved or imposed by the Court and agreed to by BPP and Apollo UK
Scheme Document: this document
Scheme Record Time: 11:59 p.m. (London time) on the day on which the Court Order is made
Scheme Shareholder(s): holder(s) of Scheme Shares
Scheme Shares:
(i)	the BPP Shares in issue (but not held in treasury) at the date of this document;

(ii)	any BPP Shares issued (or transferred out of treasury) after the date of this document and before the Voting Record Time; and

(iii)	any BPP Shares issued (or transferred out of treasury) at or after the Voting Record Time and at or before the Scheme Record Time, either on terms that the original or any subsequent holders of such shares shall be bound by the Scheme, or in respect of which the original or any subsequent holders of such shares are, or shall have agreed in writing to be, bound by the Scheme, in each case other than any BPP Shares held or beneficially owned by any member of the Wider Apollo Global Group
Shareholder Directors: those BPP Directors listed in paragraph 5.1 of Part V of this document
Sharesave Scheme: the BPP 2000 Sharesave Scheme
“subsidiary”, “subsidiary undertaking”, “undertaking”, “associated undertaking” and
“substantial interest” have the meanings given by the Companies Act 2006, other than paragraph 20(1)(b) of Schedule 4A to that Act which shall be excluded for this purpose, and “substantial interest” means a direct or indirect interest in 20 per cent. or more of the equity share capital (as defined in that Act) of any undertaking
SMP: the BPP 2008 Share Matching Plan
Special Resolution: the special resolution to be proposed at the General Meeting in connection with, inter alia, the Capital Reduction
Trust: the BPP Employee Share Ownership Trust
Trustee: the trustee of the BPP Employee Share Ownership Trust
TTE Instruction: a transfer to escrow instruction as defined in the CREST Manual
UK or United Kingdom: the United Kingdom of Great Britain and Northern Ireland

UKLA: the UK Listing Authority
uncertificated or in uncertificated form: recorded on the relevant register of members as being held in uncertificated form and title to which may, by virtue of the CREST Regulations, be transferred by means of CREST
United States or US: the United States of America
US Securities Exchange Act: the US Securities Exchange Act of 1934 (as amended) and the rules and regulations promulgated thereunder
Voting Record Time: 6:00 p.m. (London time) on the day which is two days before the date of the Court Meeting or, if the Court Meeting is adjourned, 6:00 p.m. (London time) on the day which is two days before the date of such adjourned meeting
Wider Apollo Global Group: Apollo Global and its subsidiaries, subsidiary undertakings, associated undertakings and any other undertaking or joint venture or firm or partnership or company in which Apollo Global and/or such subsidiaries or undertakings (aggregating their interests) have a substantial interest
Wider BPP Group: BPP and its subsidiaries, subsidiary undertakings, associated undertakings and any other undertaking or joint venture or firm or partnership or company in which BPP and/or such subsidiaries or undertakings (aggregating their interests) have a substantial interest
Unless otherwise indicated, all references in this document to times are to London times.

PART VIII
NOTICE OF COURT MEETING

IN THE HIGH COURT OF JUSTICE	No. 15219 of 2009
CHANCERY DIVISION
COMPANIES COURT
REGISTRAR JAQUES
IN THE MATTER OF BPP HOLDINGS PLC
and
IN THE MATTER OF THE COMPANIES ACTS 1985 AND 2006
NOTICE IS HEREBY GIVEN that, by an Order dated 19 June 2009 made in the above matters, the Court has directed a meeting (the “Court Meeting”) to be convened of the holders of Scheme Shares (as defined in the scheme of arrangement referred to below) (“Scheme Shareholders”) for the purpose of considering and, if thought fit, approving (with or without modification) a scheme of arrangement (the “Scheme”) proposed to be made pursuant to Part 26 of the Companies Act 2006 (the “Act”) between BPP Holdings Plc (“BPP” or the “Company”), and the holders of the Scheme Shares and that the Court Meeting will be held at the offices of Macfarlanes LLP, at 20 Cursitor Street, London EC4A 1LT on 15 July 2009, at 10.00 a.m. (London time), at which place and time all holders of Scheme Shares are requested to attend. Voting will be by way of poll.
Copies of the Scheme and of the explanatory statement required to be furnished pursuant to section 897 of the Act are incorporated in the document of which this notice forms part.
Right to Appoint a Proxy; Procedure for Appointment
Scheme Shareholders entitled to attend and vote at the Court Meeting may vote in person at such meeting or they may appoint another person or persons, whether a member of the Company or not, as their proxy or proxies, to exercise all or any of their rights to attend, speak and vote at the Court Meeting.
A blue form of proxy (“Form of Proxy”), for use at the Court Meeting, is enclosed with this notice. Instructions for its use are set out on the form. It is requested that the blue Form of Proxy (together with any power of attorney or other authority, if any, under which it is signed, or a duly certified copy thereof) be lodged with Capita Registrars, Proxy Department, The Registry, 34 Beckenham Road, Beckenham, Kent, BR3 4TU by post or (during normal business hours only) by hand, not later than 10.00 a.m. (London time) on 13 July 2009 or, in the case of an adjournment of the Court Meeting, 48 hours before the time appointed for the adjourned meeting. However, if not so lodged, blue Forms of Proxy (together with any such authority, if applicable) may be handed to a representative of Capita Registrars, on behalf of the chairman of the Court Meeting, at the Court Meeting.
Scheme Shareholders are entitled to appoint a proxy in respect of some or all of their Scheme Shares and may also appoint more than one proxy, provided that each proxy is appointed to exercise the rights attached to a different share or shares held by such holder. Scheme Shareholders who wish to appoint more than one proxy in respect of their holding of Scheme Shares should contact Capita Registrars for further Forms of Proxy.
Completion and return of a Form of Proxy will not prevent a holder of Scheme Shares from attending, speaking and voting in person at the Court Meeting, or any adjournment thereof, if such Shareholder wishes and is entitled to do so.

Voting Record Time
Entitlement to attend, speak and vote at the Court Meeting or any adjournment thereof and the number of votes which may be cast at the Court Meeting, will be determined by reference to the register of members of the Company at 6.00 p.m. (London time) on 13 July 2009 or, if the Court Meeting is adjourned, 6.00 p.m. (London time) on the date two days before the date fixed for the adjourned meeting. Changes to the register of members after the relevant time shall be disregarded in determining the rights of any person to attend, speak and vote at the Court Meeting.
Joint Holders
In the case of joint holders of Scheme Shares, the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the vote(s) of the other joint holder(s). For this purpose, seniority will be determined by the order in which the names stand in the register of members of the Company in respect of the joint holding.
Corporate Representatives
As an alternative to appointing a proxy, any Scheme Shareholder which is a corporation may vote by a corporate representative appointed in accordance with the Act. Details of certain arrangements which will be put in place in order to facilitate voting by corporate representatives at the Court Meeting are set out on pages 2 and 3 of the document of which this Notice forms part.
By the said Order, the Court has appointed David Sugden or, failing him, Chris Ross-Roberts or, failing him, Michael Kirkham, to act as chairman of the Court Meeting and has directed the chairman to report the result thereof to the Court.
The Scheme will be subject to the subsequent sanction of the Court.
Dated 22 June 2009
Macfarlanes LLP
20 Cursitor Street
London
EC4A 1LT
Solicitors for the Company
Nominated Persons
The statements of the rights of Scheme Shareholders in relation to the appointment of proxies above do not apply to a person nominated under section 146 of the Companies Act 2006 to enjoy information rights (a “Nominated Person”). Such rights can only be exercised by members of the Company. Any person to whom this notice is sent who is a Nominated Person may, under an agreement between such Nominated Person and the member by whom he or she was nominated, have a right to be appointed (or to have someone else appointed) as a proxy for the Court Meeting. If a Nominated Person has no such proxy appointment right or does not wish to exercise it, he or she may, under any such agreement, have a right to give instructions to the member as to the exercise of voting rights.
Nominated Persons are reminded that they should contact the registered holder(s) of the shares in respect of which they were nominated (and not the Company) on matters relating to their investments in the Company.

PART IX
NOTICE OF GENERAL MEETING
BPP HOLDINGS PLC
(Registered in England and Wales No. 1245304)
NOTICE IS HEREBY GIVEN that an Extraordinary General Meeting of BPP Holdings plc (the “Company”) will be held at the offices of Macfarlanes LLP, at 20 Cursitor Street, London EC4A 1LT on 15 July 2009 at 10.15 a.m. (London time) (or as soon thereafter as the Court Meeting (as defined in the document of which this notice forms part) shall have been concluded or adjourned) for the purpose of considering and, if thought fit, passing the following resolution as a special resolution:
SPECIAL RESOLUTION
THAT:
(1)	for the purpose of giving effect to the scheme of arrangement dated 22 June 2009 between the Company and the holders of the Scheme Shares (as defined in the said scheme), a print of which has been produced to this meeting and for the purpose of identification signed by the chairman hereof, in its original form or subject to any modification, addition or condition agreed between the Company and Apollo UK Acquisition Company Limited (“Apollo UK”) and approved or imposed by the Court (the “Scheme”):
(a)	the directors of the Company be authorised to take all such action as they may consider necessary or appropriate for carrying the Scheme into effect;

(b)	the share capital of the Company be reduced by cancelling and extinguishing all the Scheme Shares (as defined in the Scheme);

(c)	subject to and forthwith upon the said reduction of capital referred to in paragraph (b) taking effect and notwithstanding anything to the contrary in the articles of association of the Company:
(i)	the share capital of the Company be increased to its former amount by the creation of such number of new ordinary shares of 10 pence each as shall be equal to the number of Scheme Shares cancelled pursuant to paragraph (b) above;

(ii)	the reserve arising in the books of account of the Company as a result of the reduction of capital referred to in paragraph (b) above be capitalised and applied in paying up in full at par all of the new ordinary shares created pursuant to paragraph (c)(i) above, which shall be allotted and issued, credited as fully paid, to Apollo UK and/or its nominee(s) in accordance with the Scheme; and

(iii)	conditionally upon the Scheme becoming effective, the directors of the Company be generally and unconditionally authorised for the purposes of section 80 of the Companies Act 1985 to allot the new ordinary shares referred to in paragraph (c) (i) above, provided that (1) the maximum aggregate nominal amount of the shares which may be allotted under this authority shall be the aggregate nominal amount of such number of new ordinary shares; (2) this authority shall expire (unless previously revoked, varied or renewed) on the fifth anniversary of the date of passing of this resolution; and (3) this authority shall be in addition and without prejudice to any other authority under the said section 80 previously granted and in force on the date on which this resolution is passed; and
(d)	with effect from the passing of this resolution, the articles of association of the Company be amended by the adoption and inclusion of the following new Article 142:

“142	SCHEME OF ARRANGEMENT
142.1	In this Article 142, the “Scheme” means the scheme of arrangement dated 22 June 2009 between the Company and the holders of its Scheme Shares (as defined in the Scheme) under Part 26 of the Companies Act 2006, as such scheme may be modified or amended in accordance with its terms and (save as otherwise provided by this Article) expressions defined in the Scheme shall have the same meanings in this Article.

142.2	Notwithstanding any other provision of these Articles, if the Company issues (or transfers from treasury) any ordinary shares (other than to Apollo UK Acquisition Company Limited (“Apollo UK”) or any nominee(s) of Apollo UK) after the adoption of this Article and before the Scheme Record Time (as defined in the Scheme), such shares shall be issued (or, as applicable, transferred from treasury) subject to the terms of the Scheme and the holders of such shares shall be bound by the Scheme accordingly.

142.3	Notwithstanding any other provision of these Articles, subject to the Scheme becoming effective, any ordinary shares issued (or, as applicable, transferred from treasury), or transferred pursuant to paragraph 142.4, to any person (a “New Member”) (other than to Apollo UK or any nominee(s) of Apollo UK) at or after the Scheme Record Time (“Post-Scheme Shares”) shall be issued (or, as applicable, transferred from treasury) on terms that they shall (on the Effective Date or, if later, on issue, but subject as provided by paragraph 142.4 below) be immediately transferred to Apollo UK (or as it may direct) (the “Purchaser”), who shall be obliged to acquire the Post-Scheme Shares in consideration for an amount in cash for each Post-Scheme Share equal to the cash consideration that New Member would have been entitled to had each Post-Scheme Share been a Scheme Share.

142.4	Any New Member (for the avoidance of doubt, other than a person who becomes a New Member by virtue of a transfer pursuant to this paragraph 142.4) may, prior to the issue (or, as applicable, transfer from treasury) of Post-Scheme Shares to him or her pursuant to the exercise of an option under one of the BPP Share Schemes, give not less than two business days’ written notice to the Company in such manner as the Directors shall prescribe of his or her intention to transfer some or all of such Post-Scheme Shares to his or her spouse or civil partner and may, if such notice has been validly given, on such Post-Scheme Shares being issued to him or her, immediately transfer to his or her spouse or civil partner any such Post-Scheme Shares, provided that such Post-Scheme Shares will then be immediately transferred by that spouse or civil partner (as applicable) to the Purchaser pursuant to paragraph 142.3 above. If notice has been validly given pursuant to this paragraph 142.4 but the New Member does not immediately transfer to his or her spouse or civil partner the Post-Scheme Shares in respect of which notice was given, such shares will be transferred to the Purchaser and/or its nominee(s) pursuant to paragraph 142.3 above.

142.5	On any reorganisation of, or material alteration to, the share capital of the Company (including, without limitation, any subdivision and/or consolidation) carried out after the Effective Date, the value of the consideration per Post-Scheme Share to be paid under paragraph 142.3 of this Article 142 shall be adjusted by the Company in such manner as the auditors of the Company may determine to be appropriate to reflect such reorganisation or alteration. References in this Article to such shares shall, following such adjustment, be construed accordingly.

142.6	To give effect to any transfer of Post-Scheme Shares required pursuant to paragraph 142.3 of this Article, the Company may appoint any person as attorney for the New Member to transfer the Post-Scheme Shares to the Purchaser and/or its nominee and do all such other things and execute and deliver all such documents as may in the opinion of the attorney be necessary or desirable to vest the Post-Scheme Shares in the Purchaser and pending such vesting to exercise all such rights attaching to the Post-Scheme Shares as the Purchaser may direct. If an attorney is so appointed, the New Member shall not thereafter

(except to the extent that the attorney fails to act in accordance with the directions of the Purchaser) be entitled to exercise any rights attaching to the Post-Scheme Shares unless so agreed by the Purchaser. The attorney shall be empowered to execute and deliver as transferor a form of transfer or instructions of transfer on behalf of the New Member (or any subsequent holder) in favour of the Purchaser and the Company may give a good receipt for the consideration for the Post-Scheme Shares and may register the Purchaser as holder thereof and issue to it (a) certificate(s) for the same. The Company shall not be obliged to issue a certificate to the New Member for the Post-Scheme Shares. The Purchaser shall send a cheque drawn on a UK clearing bank in favour of the New Member (or any subsequent holder) for the purchase price of such Post-Scheme Shares within 14 days of the date on which the Post-Scheme Shares are issued to the New Member.

142.7	If the Scheme shall not have become effective by the applicable date referred to in clause 5 of the Scheme, this Article 142 shall cease to be of any effect.

142.8	Notwithstanding any other provision of these Articles, both the Company and the Directors shall refuse to register the transfer of any Scheme Shares effected between the Scheme Record Time and the Effective Date.”

By order of the Board	Registered office
Dated 22 June 2009	BPP House
Michael Daykin	Aldine Place
Company Secretary	142-144 Uxbridge Road
London W12 8AW
Notes:
Right to Appoint a Proxy; Procedure for Appointment
1	Members of the Company entitled to attend and vote at the General Meeting are entitled to appoint a proxy to exercise all or any of their rights to attend, speak and vote at the General Meeting. A proxy need not be a member of the Company.

2	A white Form of Proxy for use at the General Meeting is enclosed with this notice. Instructions for its use are set out on the form. To be valid, the white Form of Proxy, together with any power of attorney or other authority (if any) under which it is signed, or a duly certified copy thereof, must be returned by post or (during normal business hours only) by hand to Capita Registrars, Proxy Department, The Registry, 34 Beckenham Road, Beckenham, Kent, BR3 4TU not later than 10.15 a.m. (London time) on 13 July 2009 or, in the case of an adjournment of the General Meeting, 48 hours before the time appointed for the adjourned meeting.

3	Members are entitled to appoint a proxy in respect of some or all of their BPP Shares and may also appoint more than one proxy, provided that each proxy is appointed to exercise the rights attached to a different share or shares held by such holder. Members who wish to appoint more than one proxy in respect of their holding of BPP Shares should contact Capita Registrars for further Forms of Proxy. You should also read the explanatory notes to the Form of Proxy.

4	Completion and return of a Form of Proxy will not prevent a member from attending, speaking and voting in person at the General Meeting, or any adjournment thereof, if such member wishes and is entitled to do so.
Voting Record Time
5	Pursuant to regulation 41(1) of the Uncertificated Securities Regulations 2001, entitlement to attend, speak and vote at the General Meeting or any adjournment thereof and the number of votes which may be cast at the General Meeting will be determined by reference to the register of members of the Company at 6.00 p.m. (London time) on 13 July 2009 or, if the General Meeting is adjourned, 6.00 p.m. (London time) on the date two days before the date fixed for the adjourned meeting. Changes to the register of members after the relevant time shall be disregarded in determining the rights of any person to attend, speak and vote at the General Meeting.
Joint Holders
6	In the case of joint holders of BPP Shares, the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the vote(s) of the other joint holder(s). For this purpose, seniority will be determined by the order in which the names stand in the register of members of the Company in respect of the joint holding.
Corporate Representatives
7	As an alternative to appointing a proxy, any member which is a corporation may vote by a corporate representative appointed in accordance with the Companies Act 2006. Details of certain arrangements which will be put in place in order to facilitate voting by corporate representatives at the General Meeting are set out on pages 2 and 3 of the document of which this Notice forms part.

Nominated Persons
8	The statements of the rights of members in relation to the appointment of proxies above do not apply to a person nominated under section 146 of the Companies Act 2006 to enjoy information rights (a “Nominated Person”). Such rights can only be exercised by members of the Company. Any person to whom this notice is sent who is a Nominated Person may, under an agreement between such Nominated Person and the member by whom he or she was nominated, have a right to be appointed (or to have someone else appointed) as a proxy for the Court Meeting. If a Nominated Person has no such proxy appointment right or does not wish to exercise it, he or she may, under any such agreement, have a right to give instructions to the member as to the exercise of voting rights.

9	Nominated Persons are reminded that they should contact the registered holder(s) of the shares in respect of which they were nominated (and not the Company) on matters relating to their investments in the Company.

Millnet Financial (8359-06)